UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

MANITEX INTERNATIONAL, INC.

(Name of Registrant as Specified in its Charter)

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April 29, 2020

Dear Manitex International, Inc. Stockholder:

You are cordially invited to attend the 2020 annual meeting of stockholders of Manitex International, Inc., which will be held on Wednesday, June 3, 2020 at 11:00 a.m. (Central Daylight Time) at our principal executive offices located at 9725 Industrial Drive, Bridgeview, Illinois, 60455 and thereafter as it may be adjourned from time to time.

At this year’s annual meeting, you will be asked to:

1.	Elect eight (8) directors of the Company to hold office for one year or until their successors are duly elected and qualified;
2.	Ratify the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for fiscal 2020;
3.	Consider an advisory vote on the compensation of the Company’s named executive officers;
4.	Approve an amendment to the Manitex International, Inc. 2019 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 500,000 shares; and
5.	Transact such other business as may properly come before the meeting or any adjournments thereof.

Details of the matters to be considered at the meeting are contained in the attached notice of annual meeting and proxy statement, which we urge you to consider carefully.

As a stockholder, your vote is important. Whether or not you plan to attend the meeting, please complete, date, sign and return your proxy card promptly in the enclosed envelope which requires no postage if mailed in the United States. Alternatively, you may vote through the internet at www.proxyvote.com or by telephone at 1-800-690-6903. If you attend the meeting, you may vote in person if you wish, even if you have previously returned your proxy card provided that you are a stockholder of record or have a legal proxy from the bank or broker that holds the shares.

Thank you for your cooperation, continued support and interest in Manitex International, Inc.

Sincerely,

/s/ SHERMAN JUNG
Sherman Jung
Corporate Secretary

MANITEX INTERNATIONAL, INC.

9725 Industrial Drive

Bridgeview, Illinois 60455

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 3, 2020

11:00 a.m. (Central Daylight Time)

Notice is hereby given that the Annual Meeting of Stockholders of Manitex International, Inc. will be held at our principal executive offices located at 9725 Industrial Drive, Bridgeview, Illinois 60455 on Wednesday, June 3, 2020 at 11:00 a.m. (Central Daylight Time) to consider and vote upon:

1.	Elect eight (8) directors of the Company to hold office for one year or until their successors are duly elected and qualified;
2.	Ratify the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for fiscal 2020;
3.	Consider an advisory vote on the compensation of the Company’s named executive officers;
4.	Approve an amendment to the Manitex International, Inc. 2019 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 500,000 shares; and
5.	Transact such other business as may properly come before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on April 16, 2020 as the record date for determination of the Stockholders entitled to notice of, and to vote at, the Annual Meeting. To assure that your shares will be represented at the Annual Meeting, please either (1) mark, sign, date and promptly return the accompanying Proxy in the enclosed envelope, (2) vote utilizing the automated telephone feature described in the Proxy, or (3) vote over the internet pursuant to the instructions set forth on the Proxy. You may revoke your Proxy at any time before it is voted provided that you are a stockholder of record or have in your possession a legal proxy from the bank or broker that holds the shares of record.

Stockholders are cordially invited to attend the meeting in person. Please indicate on the enclosed Proxy whether you plan to attend the meeting. Stockholders may vote in person if they attend the meeting even though they have executed and returned a Proxy. To obtain directions to be able to attend the meeting and vote in person, please contact Sherman Jung at the address set forth above.

By Order of the Board of Directors,

/s/ SHERMAN JUNG
Sherman Jung
Corporate Secretary

Dated: April 29, 2020

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON JUNE 3, 2020.

The Company’s Proxy Statement for the 2020 Annual Meeting of Stockholders and the Company’s

Annual Report on Form 10-K for the fiscal year ended December 31, 2019 are available at https://www.proxydocs.com/MNTX

TABLE OF CONTENTS

Page

Introduction	1

Voting Rights and Requirements	3

Principal Stockholders	4

Proposal 1: Election of Directors	6

Nominees for Director	6

Compensation of Executive Officers	12

Compensation Discussion and Analysis	13

Executive Compensation	24

Potential Payments Upon Termination or Change of Control	31

CEO Pay Ratio	34

Director Compensation	37

Audit Committee	38

Proposal 2: Ratification of the Appointment of Grant Thornton LLP as Independent Registered Public Accounting Firm	40

Proposal 3: Advisory Vote on the Compensation of the Company’s Named Executive Officers	41

Proposal 4: Approval of an amendment to the Manitex International, Inc. 2019 Equity Incentive Plan to increase the number of shares authorized for issuance thereunder by 500,000 shares	42

Additional Information	45

Appendix A: Proposed Amendment to 2019 Plan	A-1

MANITEX INTERNATIONAL, INC.

proxy statement

annual meeting of stockholders

INTRODUCTION

This Proxy Statement is furnished by the Board of Directors of Manitex International, Inc., a Michigan corporation (the “Company” or “Manitex”), in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders to be held on Wednesday, June 3, 2020, at 11:00 a.m. (Central Daylight Time), at the Company’s principal executive offices located at 9725 Industrial Drive, Bridgeview, Illinois 60455, and at any adjournments thereof. The Annual Meeting has been called to consider and vote upon (1) the election of eight Directors, (2) the ratification of the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm for fiscal 2020, (3) an advisory vote on the approval of the compensation of our named executive officers, (4) the approval of an amendment to the Manitex International, Inc. 2019 Equity Incentive Plan and (5) such other business as may properly come before the Annual Meeting or any adjournment(s) thereof. This Proxy Statement and the accompanying Proxy are being sent to Stockholders on or about April 29, 2020.

Persons Making the Solicitation

The enclosed Proxy is solicited on behalf of our Board of Directors. The original solicitation will be by mail. Following the original solicitation, the Board of Directors expects that certain individual Stockholders will be further solicited through telephone or other oral communications from the Board of Directors. The Board of Directors does not intend to use specially engaged employees or paid solicitors and will not receive additional compensation for solicitation activities, but may be reimbursed for any out-of-pocket expenses in connection with solicitation. The Board of Directors intends to solicit Proxies for shares which are held of record by brokers, dealers, banks or voting trustees, or their nominees, and may pay the reasonable expenses of such record holders for completing the mailing of solicitation materials to persons for whom they hold shares. All solicitation expenses will be borne by the Company.

Terms of the Proxy

The enclosed Proxy indicates the matters to be acted upon at the Annual Meeting and provides boxes to be marked to indicate the manner in which the Stockholder’s shares are to be voted with respect to such matters. By appropriately marking the boxes, a Stockholder may specify whether the proxy holder shall vote for or against or shall be without authority to vote the shares represented by the Proxy. The Proxy also confers upon the proxy holder discretionary voting authority with respect to such other business as may properly come before the Annual Meeting.

If the Proxy is executed properly and is received by the proxy holder prior to the Annual Meeting, the shares represented by the Proxy will be voted.

Abstentions or “withhold” votes, as applicable, are not counted as voting under applicable state law and our bylaws and accordingly, will not have an effect on any proposal. Broker non-votes will similarly have no effect on any proposal. If your shares are held in “street name” through a broker, bank or other nominee and you do not provide voting instructions, your broker, bank or other nominee may vote your shares on your behalf under certain circumstances.

On certain “routine” matters, such as the ratification of the selection of the independent registered public accounting firm, brokerage firms may vote their customers’ shares if their customers do not provide voting instructions. When a brokerage firm votes its customers’ shares on a routine matter without receiving voting instructions, these shares are counted both for establishing a quorum to conduct business at the annual meeting and in determining the number of shares voted “For” or “Against” the routine matter.

On “non-routine” matters, if the brokerage firm has not received instructions from the stockholder, the brokerage firm cannot vote the shares on that proposal. This is called a “broker non-vote.” Broker non-votes are only counted for establishing a quorum and will have no effect on the outcome of the vote.

Proposal 2 (ratification of the appointment of the independent registered public accounting firm) is a matter that the Company believes will be designated “routine.” A broker or other nominee may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with such proposals. However, Proposal 1 (election of directors), Proposal 3 (advisory vote on the compensation of our named executive officers), and Proposal 4 (approval of an amendment to the Manitex International, Inc. 2019 Equity Incentive Plan) are each matters that the Company believes will be considered “non-routine.” Accordingly, a broker or other nominee cannot vote without instructions on such non-routine matters.

We encourage you to provide instructions to your brokerage firm by voting your proxy. This action ensures your shares will be voted at the annual meeting.

Due to stock market rules, your broker will NOT be able to vote your shares with respect to the election of Directors if you have not provided directions to your broker. We therefore strongly encourage you to submit your Proxy and exercise your right to vote as a Stockholder.

A Proxy may be revoked at any time prior to its exercise by giving written notice of the revocation thereof to Sherman Jung, Corporate Secretary, 9725 Industrial Drive, Bridgeview, Illinois 60455, by attending the meeting and electing to vote in person, or by properly submitting a duly executed Proxy bearing a later date. If you own shares in street name, you should ask your broker or bank for a legal proxy to bring with you to the meeting. If you do not receive the legal proxy in time, however, you will not be able to vote your shares at the meeting.

VOTING RIGHTS AND REQUIREMENTS

Voting Securities

The securities entitled to vote at the Annual Meeting consist of all of our outstanding shares of common stock, no par value per share (“Common Stock”). The close of business on April 16, 2020 has been fixed by our Board of Directors as the record date. Only Stockholders of record as of the record date may vote at the Annual Meeting. As of April 16, 2020, there were 19,760,120 outstanding shares of Common Stock entitled to vote at the Annual Meeting. Each Stockholder will be entitled to one vote on each matter considered at the Annual Meeting for each outstanding share of Common Stock owned by such Stockholder as of the record date.

Quorum

The presence at the Annual Meeting of the holders of record of a number of shares of Common Stock and Proxies representing the right to vote shares of the Common Stock in excess of one-half of the number of shares of the Common Stock outstanding and entitled to vote as of the record date (19,760,120 shares) will constitute a quorum for transacting business.

Votes needed for Passage of Proposals

The following voting standards apply for the proposals presented at the Annual Meeting:

•	The director nominees receiving a plurality of the votes cast will be elected; and
•

The ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2020 (Proposal 2), the approval, by an advisory vote, of executive compensation (Proposal 3) and the approval of the amendment to the Manitex International, Inc. 2019 Equity Incentive Plan (Proposal 4) each requires the affirmative vote of a majority of the votes cast at the meeting.

Abstentions or “withhold” votes, as applicable, are not counted as voting under applicable state law and our bylaws and accordingly, will not have an effect on any proposal. Broker non-votes will similarly have no effect on any proposal.

Although the advisory votes on Proposal 3 is non-binding, as provided by law, our board will review the results of the vote and will take them into account in making a determination concerning executive compensation.

PRINCIPAL STOCKHOLDERS

The following table sets forth with respect to the beneficial ownership of our Common Stock by: (i) each person known by us to beneficially own more than 5% of our Common Stock; (ii) each Director and nominee for Director; (iii) each executive officer named in the Summary Compensation Table; and (iv) all of our executive officers and Directors as a group. Except as otherwise indicated, each Stockholder listed below has sole voting and investment power with respect to the shares beneficially owned by such person.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percentage of Common Stock Beneficially Owned(2)
5% Stockholders
Terex Corporation (3)	1,138,581	5.78%
Tadano Ltd. (4)	2,924,152	14.83%
Named Executive Officers and Directors
David J. Langevin	900,257	4.56%
Steve Filipov	46,736	*
Ronald M. Clark	60,487	*
Robert S. Gigliotti	86,320	*
Frederick B. Knox	43,487	*
Marvin B. Rosenberg	79,320	*
Ingo Schiller (5)	—	*
Stephen J. Tober	69,975	*
Steve Kiefer	17,511	*
Laura R. Yu	13,420	*
All Directors and Officers as a Group (10 persons)	1,317,513	6.67%

*	Less than 1%
(1)	Unless noted otherwise, the business address of each beneficial owner is 9725 Industrial Drive, Bridgeview, Illinois 60455.
(2)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting and investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, each share of Common Stock subject to options held by that person that will become exercisable within sixty (60) days of April 16, 2020 is deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. These percentages were calculated using the 19,760,120 shares of Common Stock outstanding on April 16, 2020.

(3)

Terex Corporation (“Terex”) filed a Schedule 13G with the SEC on January 7, 2015, which indicates that Terex is the beneficial owner of 1,108,156 shares of our Common Stock. Terex indicated in the 13G that it has the sole power to vote or to direct the vote of 1,108,156 shares of our Common Stock and the sole power to dispose or to direct the disposition of 1,108,156 shares of our Common Stock.

An additional 30,425 shares of our common stock were delivered to Terex on March 1, 2016 and has been added to the number of shares shown as beneficially owned per the 13G dated January 7, 2015. The Company believes that Terex has the sole power to vote or to direct the vote of the additional 30,425 shares of our Common Stock and the sole power to dispose or to direct the disposition of the additional 30,425 shares of our Common Stock. The business address of Terex is 200 Nyala Farm Road, Westport, Connecticut 06880.

(4)

Based solely on an amendment to Schedule 13D filed with the SEC on March 12, 2020. Tadano Ltd. (“Tadano”) is the beneficial owner of 2,924,152 shares of our Common Stock. Tadano has the sole power to vote or to direct the vote of 2,924,152 shares of our Common Stock and the sole power to dispose or to direct the disposition of 2,924,152 shares of our Common Stock. The business address of Tadano is Ko-34, Shinden-Cho, Takamatsu, Kagawa 761-0185 Japan.

(5)

Ingo Schiller is a director of Manitex and an employee of Tadano Ltd. (“Tadano”). He serves as a director of Manitex pursuant to Tadano’s right under the Securities Purchase Agreement, dated as of May 24, 2018, by and between Manitex and Tadano, to nominate one individual to serve on the Board of Directors of Manitex. All shares received by Mr. Schiller in connection with his service as a director of Manitex have been assigned to Tadano under the terms of Mr. Schiller’s arrangement with Tadano. As a result, Mr. Schiller disclaims any pecuniary interest in these shares.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2019, regarding the compensation plans under which our equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by Stockholders	198,717	(1)	n.a.	(2)	120,511	(3)

(1)	Represents outstanding restricted stock units issued under the Company’s former Second Amended and Restated 2004 Equity Incentive Plan and the 2019 Equity Incentive Plan.
(2)	Outstanding restricted stock units reflected in column (a) vest based on award recipient’s continuous service with the Company and accordingly no exercise price is shown in column (b).
(3)

Represents shares available for issuance under our 2019 Equity Incentive Plan. As of the record date, 2,961 shares were available for future issuance under the 2019 Plan as 125,000 shares were granted and 7,450 shares were forfeited during the first quarter of 2020, respectively.

MATTERS TO BE ACTED UPON

PROPOSAL 1:	ELECTION OF DIRECTORS

Directors

The nominees for the Board of Directors are set forth below. Our bylaws provide for the annual election of Directors and grant the Board the power to set the number of Directors at no less than one (1) and no more than eight (8). The size of our Board is currently set at eight (8) Directors and each Director position will be filled by election at the Annual Meeting to be held on June 3, 2020.

Eight (8) persons have been nominated by the Board of Directors to serve as Directors until the 2021 Annual Meeting of Stockholders. The Board of Directors recommends that each nominee, Ronald M. Clark, Steve Filipov, Robert S. Gigliotti, Frederick B. Knox, David J. Langevin, Marvin B. Rosenberg, Ingo Schiller and Stephen J. Tober, be elected to serve until the 2021 Annual Meeting of Stockholders. Information on the background and qualification of the nominees is set forth below.

The Board knows of no reason why any nominee for Director would be unable to serve as a Director. In the event that any of them should become unavailable prior to the Annual Meeting, the Proxies will be voted for a substitute nominee or nominees designated by the Board of Directors, or the number of Directors may be reduced accordingly. In no event will the Proxies be voted for more than eight (8) persons.

Vote Required

The favorable vote of a plurality of the shares of Common Stock present in person or by proxy at the Annual Meeting is required for the election of each nominee for Director. THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” EACH OF THE NOMINEES LISTED BELOW.

NOMINEES FOR DIRECTOR

Nominees to Serve Until the 2021 Annual Meeting

Name	Age	Director Since	Positions Held
Ronald M. Clark	72	2010	Director
Steve Filipov	51	2019	Director and Chief Executive Officer
Robert S. Gigliotti	71	2004	Director
Frederick B. Knox	79	2013	Director
David J. Langevin	69	2006	Director and Executive Chairman
Marvin B. Rosenberg	79	2006	Director
Ingo Schiller	52	2018	Director
Stephen J. Tober	55	2007	Director

The following is information about the experience and attributes of the nominees for Director. The experience and attributes described below illustrate the reasons that these individuals were nominated for re-election to the Board.

Ronald M. Clark, Age 72, joined our Board of Directors in 2010. In 2013, Mr. Clark was elected to the Board of Directors of Allianz Life Insurance Company of New York. Mr. Clark was the Chief Investment Officer of Allianz of America, Inc. from 2000 until he retired on December 31, 2011. From 1990 until 2000, Mr. Clark was the Chief Operating Officer for Allianz of America, Inc. In 2014 Mr. Clark was elected to the Boards of Directors of Allianz Life Insurance Company of North America and served on the Board of Directors at Fireman’s Fund Insurance Company from 2014—2017. In January 2015, Mr. Clark was elected to the Board of Directors of San Francisco Reinsurance Company. Mr. Clark has both a Bachelor of Science in Industrial Engineering and a Master of Business Administration in Finance and Real Estate from the University of Wisconsin. Mr. Clark is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: capital markets, strategy development, mergers and acquisitions, operations, and executive compensation.

Steve Filipov, Age 51, has been a director and our Chief Executive Officer since September 2019. Prior to joining the Company, Mr. Filipov worked for Terex Corporation, a global manufacturer of construction and port equipment. He served as Group President, Global Cranes Segment, from November 2016 to August 2019, Group President, CEO Terex Material Handling and Port Solutions AG from 2013 to August 2019, and in various other roles with Terex Corporation since 1995.  Mr. Filipov is being re-nominated as a director because of his familiarity with Manitex’s business operations and strategy as our Chief Executive Officer and his extensive history of leadership experience in the industrial equipment industry, as well as because it is the Company’s traditional practice to have its Chief Executive Officer serve as a member of the Board.

Robert S. Gigliotti, Registered, non-practicing CPA, CGMA (Certified Global Management Accountant), Age 72, joined our Board of Directors in 2004. Mr. Gigliotti was previously a tax and business development partner with Rehmann, a CPA and business consulting firm. Mr. Gigliotti retired on December 31, 2014 but continues to provide services as a consultant. Prior to its merger with Rehmann in 2005, Mr. Gigliotti was Managing Partner for the firm of Perrin Fordree & Company, P.C. in Troy, Michigan. Mr. Gigliotti was granted his Certified Public Accountant’s license in 1972 and joined the firm of Perrin, Fordree & Company, P.C. in 1976 after six years in the tax department of the Detroit office of Arthur Andersen & Company. His specialties include estate and financial planning, mergers and acquisitions, and corporate taxation. Mr. Gigliotti has a Bachelor Degree in Business from Alma College. He is a life member of both the American Institute of Certified Public Accountants and the Michigan Association of Certified Public Accountants. Mr. Gigliotti is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: Manitex business knowledge, knowledge of Manitex’s industry and market, accounting and finance, tax, merger and acquisitions and executive compensation.

Frederick B. Knox, Age 79, joined our Board of Directors in September 2013. Mr. Knox has managed, operated and led numerous merger and acquisitions in large scrap and other metal business. Currently, Mr. Knox provides consulting services to the scrap industry. From 2008 until April 1, 2015, Mr. Knox served as a Vice President and Chief Operating Officer of Mercer Company/Scholz. Mr. Knox was one of the original founders of Mercer Company, a company that was formed in 1986. Mr. Knox was a Vice President of the Mercer Company from its inception and also became its Chief Operating Officer in 1994. Mr. Knox held the position of Vice President and Chief Operating Office for the Mercer Company until the Company was sold in 2008. Earlier in his career, Mr. Knox held various positions at Warren Scrap, Whittaker Corp., Rainbow Metals and Blaw Knox Corporation. Mr. Knox has his Bachelor of Sciences degree in Metallurgical Engineering from The Ohio State University. Mr. Knox is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: strategy development, mergers and acquisitions, and operations.

David J. Langevin, Age 69, has been our Executive Chairman since September 2019, and was previously Chairman of our Board of Directors and our Chief Executive Officer since July 2006. Mr. Langevin was the Chairman and Chief Executive Officer of Manitex, Inc., a leading provider of engineered lift solutions (and one of our subsidiaries), from 2003 until joining our company. Mr. Langevin has a Bachelor of Science from Illinois State University and a Master of Business Administration from DePaul University. Mr. Langevin is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: Manitex business knowledge, knowledge of Manitex’s industry and market, manufacturing, distribution, mergers and acquisitions, and executive compensation.

Marvin B. Rosenberg, Age 79, joined our Board of Directors in 2006. Mr. Rosenberg was previously Senior Vice President, General Counsel and a Director of Terex Corporation, a publicly-traded company principally engaged in the manufacture and sale of heavy equipment. Mr. Rosenberg retired from Terex Corporation in 1997 and retired from its Board of Directors in 2002. He was also a Director of Fruehauf Trailer Corporation from 1992 to 1996. Mr. Rosenberg holds a Bachelor of Science degree from the State University of New York at Stony Brook and a Juris Doctor degree from New York University School of Law. Mr. Rosenberg is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: Manitex business knowledge, knowledge of Manitex’s industry and market, manufacturing, distribution, mergers and acquisitions, and executive compensation.

Ingo Schiller, Age 52, joined our Board of Directors in 2018. Mr. Schiller is currently President and Chief Executive Officer at Tadano America Corporation. From January 2008 to April 2016 Mr. Schiller held various executive positions at Manitowoc Cranes, where he was responsible for tasks such as new product development planning, leading the Global Crane Care Division, and managing the Global Marketing Team through the Bauma, ConExpo-Con/Agg, and Bauma China trade fairs. Mr. Schiller currently serves on the Specialized Carriers and Rigging Association’s Board of Directors, is the 2019 Chair of the Crane and Rigging Group, and is a former Chairman of the Allied Group Governing Committee. He also served on the Association of Equipment Manufacturer and Construction Equipment Sector Board. Mr. Schiller holds a Master of Business Administration degree from George Mason University and a Bachelor of Science degree in Mechanical Engineering from the University of Virginia. Mr. Schiller is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: Manitex business knowledge, knowledge of Manitex’s industry and market, manufacturing, distribution, mergers and acquisitions, and executive compensation.

Stephen J. Tober, Age 55, joined our Board of Directors in 2007. From January 2019 to December 2019, Mr. Tober served as President of Tiber Health Corporation, a healthcare education company that runs medical and health science schools. From April 2012 to May 2018, Mr. Tober served as Chief Executive Officer of Career Step, LLC, an online school offering career focused education and corporate training. From April 2009 to March 2012, Mr. Tober was the Chief Executive Officer of American InterContinental University and President of AIU Online, a Career Education Corporation school. From October 2008 until April 2009, Mr. Tober served as Chief Operating Officer of American InterContinental University. From April 2007 until September 2008, Mr. Tober served as the Managing Director and head of the Corporate and Business Services Group of ThinkEquity Partners, LLC, and a boutique institutional investment firm. Mr. Tober has a Bachelor of Arts from Amherst College and a Juris Doctor from the University of Virginia School of Law. Mr. Tober is being re-nominated as a Director because, among his other qualifications, he possesses experience and/or expertise in the following areas: Manitex business knowledge, knowledge of Manitex’s industry and market, finance and capital markets, operations management, mergers and acquisitions, strategy development, and executive compensation.

Executive Officers of the Company who are not also Directors

Steve Kiefer, Age 53, has served as President and Chief Operating Officer, since December 2017. Mr. Kiefer was our President, North America from September 2017 to December 2017, Executive Vice President of Sales & Marketing from January 2016 to August 2017, and President of Manitex Sabre (one of our subsidiaries) during 2015. Prior to joining our company, Mr. Kiefer held various general management, sales & marketing and new product development positions with Eaton Corporation, Hendrickson International, Intellitec Products and Pettibone Heavy Equipment Group, most recently serving as Vice President of Sales, Marketing and Business Development for the Pettibone Heavy Equipment Group from 2010 to April 2015. Mr. Kiefer has his Bachelor of Science in Mechanical Engineering from Valparaiso University, and his Master of Business Administration from Western Michigan University.

Laura R. Yu, Age 49, became Senior Vice President and Chief Financial Officer in October 2018. She joined the company in May 2018 and served as Vice President and Corporate Controller until September 2018. Prior to joining our company, Ms. Yu worked for Tenneco Inc., a publicly-traded global manufacturer of clean air and ride performance products and systems for the automotive, commercial truck, off-highway markets and the aftermarket, where she served as Director of Corporate Finance from May 2016 to May 2018 and Senior Manager of Corporate Finance from February 2013 to April 2016. Previously, she was employed with Filtran LLC, a leading provider of filtration solutions as Controller from January 2010 to February 2013 and Division Finance Manager from August 2006 to December 2009. Ms. Yu holds a Bachelor of Science degree in Accounting from the University of Illinois at Chicago and is a Certified Public Accountant in the State of Illinois.

Board Leadership Structure and Role in Risk Oversight

Mr. Langevin serves as the Executive Chairman of our Board of Directors of our company and Mr. Filipov serves as our Chief Executive Officer. We have determined that this leadership structure is appropriate because:

•

Separate Executive Chairman and CEO roles which allows the Executive Chairman to focus on key strategic issues, Board leadership and communication and the CEO to be able to focus on the day-to-day business and affairs of the Company;

•	It promotes unified leadership and direction for our company;
•	It allows for a single, clear focus for management to execute our company’s strategic initiatives and business plans;
•	The Executive Chairman is in the best position to chair Board meetings and to ensure that the key business issues and risks facing our company are brought to the Board’s attention; and
•	We believe that we can more effectively execute our strategy and business plans to maximize stockholder value if the Executive Chairman of the Board is also a member of the management team.

We do not currently have a lead independent director.

Risk Oversight

Our Board of Directors has oversight responsibility for the Company’s risk management process. The Board administers its oversight function through its committees but retains responsibility for general oversight of risks. The committee chairs are responsible for reporting findings regarding material risk exposure to the Board as quickly as possible. The Board has delegated to the Audit Committee oversight responsibility to review our major financial risk exposures and management’s financial risk management process, including the policies and guidelines used by management to identify, assess and manage the Company’s exposure to financial risk. Our Committee on Directors and Board Governance monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper conduct. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Policy on Hedging of Shares

The Company’s Insider Trading Policy does not allow employees, officers, directors or anyone associated with the Company to engage in hedging transactions with respect to their shares. Although not limited to these specific types of transactions, under the Company’s policy both short sales and trading in options are specifically prohibited.

Board of Directors Meetings and Committees

The Board of Directors manages and directs the management of the business of our company. During the fiscal year ended December 31, 2019, there were four meetings of the Board of Directors. All of our Directors attended all of the meetings of the Board of Directors. All our Directors on the Audit Committee participated in the four Audit Committee meetings held during the year. All our Directors on the Compensation Committee attended the three Compensation Committee meetings held during the year. All Committee members participated in all the Committee meetings on which they served.

Our Directors are expected to attend Annual Meetings of Stockholders except where attendance is impractical due to illness or unavoidable scheduling conflicts. The 2019 Annual Meeting of Stockholders was attended by all of our then-current Directors.

The Board has established three (3) standing committees—the Compensation Committee, the Audit Committee, and the Committee on Directors and Board Governance. The principal functions of these committees are briefly described below. The charters of the Compensation, Audit, and Directors and Board Governance Committees are posted in the “Investor Relations” section of our website, www.manitexinternational.com, and paper copies will be provided upon request to the office of the Corporate Secretary, Manitex International, Inc., 9725 Industrial Drive, Bridgeview, Illinois 60455.

Corporate Governance

Director Independence

The Board of Directors has determined that six of our eight directors are independent under NASDAQ Rule 5605(a)(2). These independent directors are: Ronald M. Clark, Robert S. Gigliotti, Frederick B. Knox, Marvin B. Rosenberg, Ingo Schiller and Stephen J. Tober. Each of the directors serving on the Compensation Committee, the Audit Committee, and the Committee on Directors and Board Governance are also independent under the NASDAQ independence standards applicable to members of such committees.  In evaluating Mr. Rosenberg’s independence, the Board considered the consulting relationship between Mr. Rosenberg and the Company and concluded that such relationship did not adversely affect Mr. Rosenberg’s independence from management

Compensation Committee

In general, the Compensation Committee reviews and makes recommendations regarding the compensation of our executive officers and certain other management staff. In addition, our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

The Compensation Committee approves the compensation of the Company’s named executive officers. The committee also approves bonus and equity awards and establishes performance objectives. The Compensation Committee evaluates the performance of our Chief Executive Officer and determines his compensation based on this evaluation. With respect to the other named executive officers, the committee considers the Chief Executive Officer’s input as to performance evaluations and recommended compensation arrangements. The compensation of all named executive officers is subject to the final approval of the committee.

The current members of the Compensation Committee are Ronald M. Clark (Chairman), Robert S. Gigliotti, Frederick B. Knox, and Stephen J. Tober. The members of the Compensation Committee are “independent directors” as that term is defined in NASDAQ Rule 5605(a)(2). The Compensation Committee members met with all our Directors three times during the year ended December 31, 2019.

Audit Committee

The Audit Committee, which was established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended, assists the Board in monitoring (1) the integrity of our financial statements; (2) the independent auditor’s qualifications and independence; (3) the performance of our internal control function and independent auditors; and (4) our compliance with legal and regulatory requirements. In addition, our Audit Committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures.

The current members of the Audit Committee are Ronald M. Clark, Robert S. Gigliotti (Chairman), Frederick B. Knox and Stephen J. Tober. The members of the Audit Committee are “independent directors” as that term is defined in NASDAQ Rule 5605(a)(2), NASDAQ Rule 5605(c)(2)(A), and Rule 10A-3 as promulgated under the Securities Exchange Act of 1934, as amended. The Board of Directors has determined that Mr. Gigliotti is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K. The Audit Committee met four times during the year ended December 31, 2019.

Committee on Directors and Board Governance

The Committee on Directors and Board Governance reviews the performance of our Directors, recommends nominees for election or reelection to the Board, and evaluates and makes recommendations regarding our governance practices. The Committee on Directors and Board Governance will consider nominees recommended by Stockholders provided such recommendations are made in accordance with the procedures described in this Proxy Statement below under “Procedure for Stockholder Recommendations to the Committee on Directors and Board Governance for Potential Director Nominees” and under “Stockholder Proposals.” In addition, our Committee on Directors and Board Governance monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper conduct. The current members of the Committee on Directors and Board Governance are Ronald M. Clark and Robert S. Gigliotti.

The members of the Committee on Directors and Board Governance did not meet as a separate committee during the year ended December 31, 2019, however, the committee met with the entire Board to consider certain matters, including the nomination of Directors, and presented their recommendations to the Board.

Principal Functions

The principal functions of the Committee on Directors and Board Governance are to:

•	Consider and recommend to the Board qualified candidates for election as directors of our company;
•	Periodically prepare and submit to the Board for adoption the Committee’s selection criteria for director nominees;
•	Recommend to the Board and management a process for new Board member orientation;
•	Consider matters of corporate governance and Board practices and recommend improvements to the Board;
•	Review periodically our articles of incorporation and bylaws in light of statutory changes and current best practices;
•	Review periodically the charter, responsibilities, membership and chairmanship of each committee of the Board and recommend appropriate changes;
•	Review Director independence, conflicts of interest, qualifications and conduct and recommend to the Board removal of a Director when appropriate; and
•	Annually assess the Committee’s performance.

Nominating Procedures

The Board has adopted membership guidelines that outline the desired composition of the Board and the criteria to be used in selecting directors. These guidelines provide that the Board should be composed of directors with a variety of experience and backgrounds, who have high-level managerial experience in a complex organization and who represent the balanced interests of stockholders as a whole rather than those of special interest groups. Other important factors in Board composition include diversity, age, international background and experience and specialized expertise. A significant majority of the Board should be Directors who are not our past or present employees or significant stockholders, customers or suppliers.

In considering candidates for the Board, the Committee on Directors and Board Governance considers the entirety of each candidate’s credentials and does not have any specific, minimum qualifications that must be met by a Board nominee. The Committee is guided by the composition guidelines set forth above and by the following basic selection criteria: highest character, integrity and experience.

The Committee on Directors and Board Governance will consider written recommendations from stockholders for potential nominees for director that are made in accordance with the procedure set forth below. The committee will apply the same criteria to all candidates it considers, including any candidates submitted by stockholders. The committee evaluates each incumbent director to determine whether he or she should be nominated to stand for re-election, based on the types of criteria outlined above as well as the director’s contributions to the board during their current term.

Procedure for Stockholder Recommendations to the Committee on Directors and Board Governance for Potential Director Nominees

The Committee on Directors and Board Governance will consider written recommendations from stockholders for potential nominees for director. The names of suggested nominees, together with the information set forth below, should be submitted for consideration in accordance with the directions for proposals to be considered for inclusion in the Company’s proxy materials described in the section below entitled “Stockholder Proposals.” Timely nominations will be considered but may not be part of the slate nominated by our Board of Directors and, accordingly, would not be included in our proxy materials.

In order to be a valid submission for recommendation to the Committee on Directors and Board Governance for a potential nominee, the form of recommendation must set forth:

•	Biographical information about the candidate and a statement about his or her qualifications;
•

Any other information required to be disclosed about the candidate under the Securities and Exchange Commission’s proxy rules (including the candidate’s written consent to being named in the proxy statement and to serve as a director, if nominated and elected); and

•	The names and addresses of the stockholder(s) recommending the candidate for consideration and the number of shares of our common stock beneficially owned by each.

COMPENSATION OF EXECUTIVE OFFICERS

Compensation Committee Report on Executive Compensation

The Compensation Committee report set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis. Based on that review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Ronald M. Clark
Robert S. Gigliotti
Frederick B. Knox
Stephen J. Tober

COMPENSATION DISCUSSION AND ANALYSIS

Overview

The Compensation Committee of the Board of Directors (the “Compensation Committee”) reviews and approves the compensation for our four executive officers, consisting of our Executive Chairman, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer (the “Named Executive Officers” or “NEOs”). The Compensation Committee is composed entirely of Directors who are neither executive officers nor employees of our Company. In addition, the Compensation Committee recommends grants under our 2019 Equity Incentive Plan and oversees the administration of other compensation plans and programs. This process is to ensure that compensation programs achieve the desired goals of aligning the executive compensation structure with the Company’s stockholders’ interests and current market practices.

The successful execution of our business strategy depends on our ability to attract, motivate, reward, and retain executive talent with the skills to foster innovative product and service development and grow the business internationally in markets with the greatest opportunity. Our executive compensation program is designed to support this strategy by:

•	attracting and retaining key executive talent by offering a competitive compensation program;
•	motivating executive actions that lead to sustained superior performance; and
•	aligning executive compensation with returns delivered to stockholders.

Overview of 2019 Business Results and Performance-Based Compensation

For 2019, with some moderation of demand, particularly with the volatility in the North American markets, our priorities were to run the business to maximize our profitability and cash generation while controlling operating expenses.  Accordingly, our Annual Incentive Plan for 2019 was designed to focus on adjusted EBITDA and working capital performance.

Although we had a strong finish to the year in the fourth quarter, driven by greatly improved performance at PM, full year revenue for 2019 was down 7.2% and adjusted EBITDA was down $5.1 million compared to the prior year. This was primarily driven by the headwinds in demand in the industrial equipment markets, particularly in North America and rising component prices in the year. Adjusted EBITDA performance for 2019 did not achieve the minimum level set under the 2019 compensation plan.

Management’s goal for 2019 was to improve the balance sheet with debt reductions by putting a strong focus on working together to decrease working capital by effectively managing inventory and accounts receivable to improve the Company’s cash conversion cycle.  We showed great progress by reducing net debt to $41.2 million at year end, the lowest level since 2011. After achieving a reduction in inventory of $9 million in the fourth quarter 2019, we believe there are still additional opportunities ahead of us, to further reduce our overall inventory and improve working capital performance.  Management will continue to control costs, improve working capital performance especially on inventory management and take other necessary actions to further reduce net debt.

2019 working capital performance achieved 50% of the target level set under the 2019 compensation plan, which would have required a payout of 50% of salary for NEOs. Management recommended and the Compensation Committee and the Board of Directors approved an Annual Incentive award equivalent to 50%. In addition, long term incentive awards were made that equated in the range of approximately 71%-86% of target for the year.

Compensation Philosophy and Objectives

In making decisions with respect to compensation for our NEOs, the Compensation Committee is guided by the following objectives:

•

Our compensation program should be comprehensive, consisting of base salary, annual incentives, long term incentives and benefits, designed to support our objective of providing superior value to stockholders and customers;

•

Our compensation program should be designed to motivate and reward our executives for sustained superior performance through the use of variable compensation tied to short, intermediate and long-term results; and

•	Our business success depends on our ability to attract and retain executive talent through competitive compensation programs.

The Compensation Committee’s Role

Our compensation program is administered by the Compensation Committee.

The Compensation Committee establishes performance objectives for the Chief Executive Officer (“CEO”) based on our annual business plan and long-term strategic goals approved by the Board of Directors. Progress against these goals is monitored by the Compensation Committee on a quarterly basis. The Compensation Committee evaluates the CEO’s performance against these goals annually, with input to the evaluation from all independent Directors. The Compensation Committee also considers market data from independent sources, comparisons of our performance to our peers, strategic achievements during the year, such as acquisitions and their integration into our business, and value-creating divestitures. Based on these factors, the Compensation Committee makes recommendations concerning base salary increases, annual incentive award targets and payments under the Annual Incentive Plan and awards under our long-term incentive program. The Compensation Committee has regularly-scheduled executive sessions to discuss CEO performance and compensation and other matters without any executive officers present. All aspects of the CEO’s compensation are approved by the Compensation Committee, which is comprised solely of independent Directors.

The Compensation Committee reviews and approves base salary increases, Annual Incentive Plan targets and awards, long term incentive program awards and similar arrangements for the other NEOs in the Summary Compensation Table below after receiving recommendations from our CEO. The Compensation Committee makes the final decision and approves compensation decisions for all NEOs, including the CEO.

The Compensation Committee’s composition is described in more detail in this proxy statement under the section above entitled “Corporate Governance—Compensation Committee.”

Compensation Committee Advisors

The Compensation Committee has the authority under its charter to engage the services of outside consultants, to determine the scope of the consultants’ services, and to terminate such consultants’ engagement. In 2019, the Committee did not engage the services of any outside consultants.

Management’s Role in the Compensation-Setting Process

Our management is involved in the following executive compensation processes:

•	The COO and CFO develop and oversee the creation of background and supporting materials for distribution to the Compensation Committee prior to its meetings;
•	The CEO and COO attend all Compensation Committee meetings but as stated above, do not participate in executive sessions of the Committee;
•	The CEO annually presents and makes recommendations to the Compensation Committee relating to annual incentives and long-term incentive plan designs and changes, if warranted;
•	The CEO recommends to the Compensation Committee base salary, target annual incentive and target long term incentive adjustments for all executives, excluding the CEO;
•

Both the COO and the CFO and Company Corporate Secretary receive executive session decisions, actions and underlying rationale for implementation, as appropriate, following the Compensation Committee’s executive sessions; and

•	The CEO regularly consults with and briefs the Compensation Committee chairman between scheduled Compensation Committee meetings.

Elements of Our Compensation Program for Named Executive Officers

Our compensation philosophy and objectives are achieved by using the following elements in our compensation program for NEOs:

Element of Compensation Program	Description	Key Objectives Promoted

Annual Compensation

Salary	Fixed annual compensation paid in accordance with our regular payroll procedures during the year.	Designed to be market competitive and enable us to attract and retain talented executives.

Annual Incentive (“AI”)	Variable compensation based on performance achieved against pre-established goals during a one-year period.	Designed to motivate and reward achievement of financial, operational and strategic business goals.

Restricted Stock or Restricted Stock Units

Payment in kind for proportion of AI award. Shares of restricted stock or restricted stock units (“RSUs”) (which directly mirror the value of our stock) which represent between 0% and 20% of each participant’s Annual Incentive award.

Designed to retain executives and align their interests with those of our stockholders.

Long Term Compensation

Restricted Stock or Restricted Stock Units

Discretionary grant of shares of restricted stock or restricted stock units (“RSUs”) (which directly mirror the value of our stock) up to a maximum of 20,000 units as defined in the 2019 Equity Incentive Plan rules. Grants generally vest 33% per year commencing on the first anniversary of the grant.

Designed to motivate and reward achievement of long term operational and strategic business goals, align pay with performance and drive long term stockholder value.

Other Compensation Elements

Qualified Deferred Compensation

A 401(k) retirement savings plan that enables employees to defer a portion of their compensation. The Plan allows the Company the discretion to make matching contributions. During 2019, the Company matched dollar for dollar participants’ contributions up to 3% of the participants’ gross income and a 50% match on the next 2% of gross income.

Designed to be market competitive to enable us to attract and retain talented employees.

Element of Compensation Program	Description	Key Objectives Promoted

After-tax Life Insurance Plan	A Life Insurance plan into which the Company makes taxable contributions while the employee is in service that provides distributions to the employee in retirement.	Designed to be market competitive and enable us to attract and retain talented employees.

Severance Protection (pre- Change in Control)	Severance protection for our Executive Chairman and CEO providing severance equal to two years of salary and health benefits. CFO severance equal to one year of salary and health benefits.	Designed to be market competitive and enable us to attract and retain talented employees.

Severance Payments and Benefits after a Change in Control

Severance protection for our Executive Chairman, CEO and CFO providing severance equal to a multiple of salary and actual bonus in the event of a termination without Cause by us or for Good Reason by the Executive following a Change in Control.

In addition to the Severance Protections above, designed to promote executive neutrality toward Change in Control transactions that may pose an employment risk, as well as retain executives through a Change in Control transaction.

Perquisites	Personal benefits provided to the executive	Designed to be market competitive and facilitate the executives’ attention to the business.

Executive Compensation Policies and Practices

Our Target Labor Market

In administering the compensation program, the Compensation Committee relies on market information provided periodically at its request. For evaluating compensation, the Compensation Committee reviews compensation data for industrial companies of comparable size, which reflect the types of companies with which we compete for talent. Here, we use a broader industrial market reference because the number of direct product and service market competitors is limited. Many of the companies that provide similar products and services are either privately held, headquartered overseas, or part of a larger enterprise; therefore, executive compensation data may be either unavailable or of limited applicability to the U.S. labor market in which we principally compete.

Historically, we have used a peer group for evaluating compensation. The peer group incorporates companies that are identified by NASDAQ as our peer group as well as public industrial companies of closest comparable size to us (generally at least twice our size in terms of revenue, primarily due to a lack of suitable peers that are closer to us in size), which typically have significant employee populations in manufacturing, product engineering and sales.

In evaluating executive compensation, the Compensation Committee takes into account the relative size of the companies in the peer group. The Compensation Committee compares the NEOs’ compensation to the mean and median of the peer group.

•	Alamo Group Inc.
•	Astec Industries Inc.
•	Columbus McKinnon
•	Federal Signal Corp.
•	Gencor Corp.

•	Lindsay Corp.
•	Terex Corp.
•	Taylor Devices

In addition, we also consider data from compensation surveys published by leading compensation consulting and advisory firms. The analysis of both the peer group and published surveys includes base salary, annual bonus, long term compensation and total compensation. During 2019, the Committee determined not to update its review from the last analysis that was completed for 2014 of comparative compensation as NEOs base salaries were not adjusted in 2019 (outside of a salary increase for Ms. Yu, our Chief Financial Officer, from $220,000 to $245,000 and a decrease for Mr. Langevin, our former CEO and now current Executive Chairman from $433,836 to $350,000). Additionally, the policy for long-term compensation, i.e., restrictive stock awards was consistent with past practice.

Our Target Pay Mix

The total compensation package for our executive officers consists of base salary, annual incentives, long term incentives and benefits. In determining both the target level of compensation and mix of compensation elements, we consider market practice, business objectives, expectations of our stockholders, and our own subjective assessment of individual executives’ performance, growth and future potential.

We have chosen a target mix of base salary, annual incentives and long-term incentives that generally reflects our peer industrial companies, with actual pay mix based on the performance of our Company and of the individual. Peer company practices will continue to be monitored as one reference point as we make decisions regarding target pay mix. However, we will also continue to make strategic decisions based on our unique business objectives and circumstances, which may differ from peer company practices and circumstances.

We believe the current target pay mix achieves several important objectives: it supports a strong pay- for-performance culture; it balances the focus on annual and long-term objectives in support of our business strategy; it satisfies the need for flexibility to motivate and reward exceptional performance; and it achieves favorable tax outcomes with respect to compensation.

The following table shows the dollar values and pay mix percentages of our 2019 Target direct pay opportunities for our NEOs:

Executive Officer	Base Salary	Cash Amount of Annual Incentive Target Opportunity	Total Cash Compensation Target Opportunity	Long Term Incentive Target Opportunity(1)	Total Target Pay Opportunity
David J. Langevin	$350,000	$350,000	$700,000	$83,300	$783,300
Executive Chairman and former CEO	45%	45%	89%	11%	100%
Steve Filipov	$350,000	$350,000	$700,000	$83,300	$783,300
CEO	45%	45%	89%	11%	100%
Steve Kiefer	$275,000	$275,000	$550,000	$83,300	$633,300
President & COO	43%	43%	87%	13%	100%
Laura R. Yu	$245,000	$245,000	$490,000	$83,300	$573,300
CFO & Treasurer	43%	43%	85%	15%	100%

(1)

Long term incentive target opportunity is calculated assuming the Company awards 70% of the maximum (20,000 RSU) discretionary award for a year, with a three-year vesting schedule, together priced at the closing stock price of $5.95 on December 31, 2019.

Factors Considered in Making Compensation Decisions

Actual compensation levels are a function of Company and individual performance as described under each specific compensation element below. When making pay decisions, the Compensation Committee considers the competitiveness of individual elements of compensation, as well as the aggregate sum of base salary, annual incentives and the expected value of long-term incentives (determined at grant) for an executive officer. Awards are generally prorated if a NEO is promoted during the year, based on the timing of the promotion. The Compensation Committee may also consider salary increase history, past bonus awards and past equity awards as context in understanding year-to-year changes in compensation and retention effect of prior awards. Under the Annual Incentive Plan awards are determined based upon target values established for each of the NEOs and then adjusted upon comparison of actual performance to pre-established criteria. The Compensation Committee retains the discretion to decrease the size of individual awards in situations where an executive officer’s individual performance falls below expectations. Final decisions on any major element of compensation, as well as total compensation for executive officers, are made by the Compensation Committee. Our Compensation Committee is comprised entirely of non-employee Directors and our CEO does not participate in discussions related to his compensation when presented to the Board of Directors.

The compensation program is generally applied consistently to NEOs. Any exceptions are noted throughout this report.

The Compensation Committee’s Position on Compensation and Excessive Risk

In establishing the structure and levels of compensation, the Compensation Committee has been mindful of the potential for risk taking by management to achieve certain target or above target incentives. The Compensation Committee has sought to balance fixed and variable compensation, short- term and long-term compensation, the performance metrics used in determining incentive compensation and the level of in-service and post-retirement benefits to mitigate against unnecessary or excessive risk taking. Additionally, the Company has adopted policies and programs which encourage management not to take excessive risks, including establishing a minimum Earnings Before Interest Taxes Depreciation & Amortization (EBITDA) trigger, which must be satisfied before any payouts can be made under the Annual Incentive Plan.

Components of Compensation

Base Salary

Base salary provides a fixed amount of compensation appropriate to attract and retain key executives and to underpin the cyclicality of our business that can cause fluctuations in variable compensation from year to year. The Compensation Committee reviews base salaries on an annual basis, recommends and approves adjustments for NEOs. Salary adjustments are based on an assessment of the individual executive’s performance and our goal of achieving market parity with the salaries of executives in the competitive market, recognition of promotion or other increases in responsibility, the scope of the executive’s role relative to our other executives, and the general economic environment impacting the Company. History of salary increases and temporary decreases may also be reviewed and considered. Mid-year adjustments are considered when there is a significant change in the executive’s role or responsibility.

The Compensation Committee has recommended that any adjustments to salary for an executive officer will depend upon an annual review of job performance, accomplishments and progress toward individual and/or overall goals and objectives for each segment of our business that such executive officer oversees, as well as his or her contributions to our overall direction. Long term growth in stockholder value is an important factor. The results of executive officers’ performance evaluations, as well as their demonstration and support of the Company’s values, including strong ethics, leadership style, and sound corporate governance, form a part of the basis of the Compensation Committee’s decision to approve, at its discretion, future adjustments in base salaries of our executive officers. Base salary increases were approved by the Compensation Committee for certain NEOs during 2019.

FY 2019 Base

Executive Officer	FY 2018 Base Salary	Salary Adjustments	FY 2019 Base Salary		Percentage (Decrease) Increase
David J. Langevin	$433,836	$(83,836)	$350,000	(1)	-19.0%
Executive Chairman and former CEO
Steve Filipov	$—	$—	$350,000		n/a
CEO
Steve Kiefer	$275,000	$—	$275,000		0.0%
President & COO
Laura R. Yu	$225,000	$20,000	$245,000		9.0%
CFO & Treasurer

(1)	The base salary reduction for Mr. Langevin was effective September 1, 2019, when he transitioned from Chief Executive Officer to Executive Chairman.

Annual Incentive Plan

The purpose of the Annual Incentive Plan is to attract, motivate, reward, and retain highly qualified executives on a competitive basis and provide annual financial incentives that promote Company success.

At the beginning of each year, our Compensation Committee approves the key measures or “Drivers” for the Annual Incentive Plan. The Annual Incentive Plan focuses on the short-term goals that are most important to our success over the fiscal year and that are generally within the control of the participants. It is the policy and ongoing intention of our Board of Directors to establish targeted performance levels for each Driver at the beginning of the fiscal year or the start of the respective performance period. Targeted performance levels are generally set for our Company as a whole, but may also encompass individual business units, groups, divisions, or individual performance levels, as appropriate. Drivers and targeted performance levels are based on the Board of Directors’ assessment of our priorities, outlook, current and projected economic conditions and other pertinent factors, and are intended to be challenging, but achievable with significant and effective effort. The Board of Directors reviews audited year-end results to determine whether targeted performance levels have been met. The Board of Directors retains discretion to increase, cap, reduce, or eliminate payments under the Annual Incentive Plan.

The Board of Directors also determines the weighting to be assigned to each Driver. For most Drivers, goals are set at threshold, target, and maximum levels. Payouts for these Drivers are determined by multiplying the appropriate weighting by the percentages outlined in the table below; linear interpolation is used to determine percentages when performance falls between levels. The total aggregate payout to any NEO for any given AI plan is also determined.

Typically, annual incentive awards have target payout as shown below:

Driver Performance Level	Percentage of Target (to be multiplied by weight for each Driver)
Maximum Performance Level (or higher)	150% to 200%
Target Performance Level	100%
Threshold Performance Level	80%
Below Threshold Performance Level	—%

Fiscal Year 2019 Annual Incentive Plan Design

The Annual Incentive Plan (AIP) for 2019 was designed to help us focus on increasing profitability while managing our strategic priorities to position the Company for long term profitable growth. For 2019, one hundred percent of our NEOs’ target was based upon EBITDA and working capital performance achieved at the Consolidated Company level.

The below table shows that Company did make incentive awards payments in 2019:

Executive Officer	Annual Incentive Target % of Base Salary	Annual Incentive Actual Payout % of Target Award	Annual Incentive Actual Payout % of Base Salary	Annual Discretionary Actual Payout % of Base Salary
David J. Langevin	100%	29%	29%	—%
Executive Chairman and former CEO
Steve Filipov	100%	50%	50%	—%
CEO
Steve Kiefer	100%	50%	50%	—%
President & COO
Laura R. Yu	100%	50%	50%	—%
CFO & Treasurer

Long-Term Incentives

The objectives of our long-term incentive program are to:

•	Link executive compensation and our long-term performance;
•	Better align key employees with our business strategies and with our stockholders’ interests; and
•	provide opportunity for long term compensation that is competitive with peer companies and sufficient to attract and retain executive talent to effectively manage our business objectives.

In developing target levels for long term incentive compensation for NEOs in conjunction with our current equity-based compensation strategy, the following factors were considered:

•	The impact of the NEOs’ roles within our Company; and
•	The cost and share usage associated with the proposed plan.

Target long term incentives as a percentage of salary are as follows:

Executive Officer	Long Term Incentive Target (% of Base Salary)
David J. Langevin	11%
Executive Chairman and former CEO
Steve Filipov	11%
CEO
Steve Kiefer	13%
President & COO
Laura R. Yu	15%
CFO &Treasurer

The target long term incentive mix for our NEOs normally consists of a discretionary grant of restricted stock units from the 2019 Equity Incentive Plan, equivalent to a target of 70% of the maximum permissible award under the Plan rules.

The following tables summarize the equity granted as part of the NEOs’ annual compensation for 2019, compared to the Target.

Executive Officer	Total Target Number of RSUs	AI RSUs Granted	AI Discretionary RSUs Granted	LTIP Discretionary RSUs Granted		Total RSUs Granted & % of Target
David J. Langevin	14,000	—	—	12,000		12,000
Executive Chairman and Former CEO						86%
Steve Filipov	14,000	—	—	—		—
CEO						0%
Steve Kiefer	14,000	—	—	20,000	(1)	20,000
President & COO						143%
Laura R. Yu	14,000	—	—	20,000	(1)	20,000
CFO & Treasurer						143%

(1)

Included in grant for Mr. Kiefer and Ms. Yu were 8,000 and 10,000 shares on December 31, 2019 respectively, that were not performance based but for retaining executive talent to effectively manage our business.

Discretionary Restricted Stock Units

Discretionary grants of RSUs from the 2019 Equity Incentive Plan are made annually, with vesting generally on a three-year period. In making any discretionary grant, the Compensation Committee considers a range of performance factors achieved by the Company and the NEOs. These are broad based and include not only financial measures such as Adjusted EBITDA, EPS and revenue growth and balance sheet ratios but also for example, organic and acquisition related growth, product development initiatives, international growth, with performance compared to competitors and the general market.

The long-term incentive strategy is designed to support our business strategy and the interests of our stockholders.

RSU Granting Practices

The exercise price for any RSU is equal to the closing market value on the date of grant. The date of grant is set by the Board of Directors.

Retirement and Deferred Compensation

We maintain a 401(k) retirement savings plan covering non-union domestic employees. Employees were eligible to make contributions subject to limits set by the Internal Revenue Code. The Company currently matches dollar for dollar participants’ contributions up to 3% of the participants’ gross income and a 50% match on the next 2% of gross income.

For NEOs and certain senior employees approved by the Compensation Committee the Company provides a life insurance plan into which the Company makes taxable contributions while the employee is in service that provides distributions to the employee in retirement. Contributions are fixed dependent on the level the employee is situated within the plan and range from $7,000 per employee to a maximum of $26,000.

Stock Ownership

Consistent with our objective of aligning management’s interests with stockholders, we encourage stock ownership for all employees and Directors.

Other Benefits and Perquisites

We provide very limited perquisites and other compensation to our NEOs. Instead, as previously discussed, we have elected to provide competitive fixed compensation through salary and benefits with opportunity for additional compensation through variable compensation based primarily on Company performance. However, each NEO is entitled to a car allowance and the Executive Chairman and CEO are entitled to the reimbursement of monthly private club dues. These are considered appropriate for these employees to fulfill their executive responsibilities for the Company.

NEOs may participate in benefit plans that are offered generally to salaried domestic employees such as those described above, as well as short and long-term disability, life insurance, health and welfare benefits, and paid time off.

Because the market for executive talent is national, and in some cases, global, we may recruit from outside of the regional area in order to obtain top talent. We may elect to pay relocation costs for full-time employees who are required to relocate in connection with their employment (including NEOs) to minimize any financial detriment to the employee. In situations where we pay relocation cost, we may also provide a payment to cover the cost of any additional taxes the employee incurs as a result of the reimbursement (a gross up payment).

Employment and Change-In-Control Agreements

Employment Agreements

The Company has employment agreements with the Executive Chairman, CEO and CFO that end on August 31, 2022 (in the case of the Executive Chairman and CEO) or December 31, 2020 (in the case of the CFO). These agreements automatically extend for successive periods of three years (in the case of the Executive Chairman) or one year (in the case of the CEO and CFO) at the end of each one-year anniversary of the current employment term unless a non-renewal notice is given by either party at least 90 days prior to the end of the term. Base salary is reviewed and may be adjusted annually. The NEOs participate in our Annual Incentive Plan and Long-Term Incentive Program. The agreement contains various restrictive covenants relating to the protection of confidential information and non-disclosure.

Change in Control Agreements

Included within the Executive Chairman, CEO and CFO Employment Agreements is a change in control provision. The intent of this provision is to provide the CEO with financial security in the event of a change in control to facilitate a transaction which may benefit stockholders but result in job losses. Payments upon termination of employment in connection with a change of control of the Company made under these agreements are subject to a “double trigger,” meaning that both a change of control and a termination are required.

Each of the Executive Chairman and CEO is entitled to receive, upon termination of employment within 6 months preceding or 24 months after a change in control of our Company (unless such termination is because of death, disability, for cause or by the officer or employee other than for “good reason,” as defined in the change in control agreements), (i) Cash. The amount of cash equal to the sum of (a) two (2) times the average of his annual base salary in effect at the time written notice of termination is given to him; (b) two (2) times the average of his annual earned bonuses for the three calendar years preceding the date of termination; and (c) the product of (i) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365, (ii) the annual bonus for the calendar year preceding the date of termination that has most recently been paid to the Employee, (iii) health plan coverage provided by the Company and with respect to the Company’s welfare benefit plans until employee reaches the age of 65 or becomes eligible for Medicare, (iv) continuation of perquisites, (v) pay for vacation accrued but unused as of the effective date of such change of control, (vi) reimbursement of any unpaid expense Employee is otherwise entitled to, and (vii) payment simultaneously with the termination of the Employee’s employment, of the full value of any then vested or unvested Company equity incentive plan awards.

The CFO is entitled to receive, upon termination of employment within 6 months preceding or 24 months after a change in control of our Company (unless such termination is because of death, disability, for cause or by the officer or CFO other than for “good reason,” as defined in the change in control agreement), an amount of cash equal to the sum of (a) two (2) times her annual base salary in effect at the time written notice of termination is given to her; (b) two (2) times the average of her annual earned bonuses for the two calendar years preceding the date of termination; and (c) the product of (i) a fraction, the numerator of which is the number of days in the current fiscal year through the date of termination, and the denominator of which is 365, (ii) the annual bonus for the calendar year preceding the date of termination that has most recently been paid to her, (iii) health plan coverage provided by the Company and with respect to the Company’s welfare benefit plans for two years or becomes eligible for Medicare, (iv) continuation of perquisites, (v) pay for vacation accrued but unused as of the effective date of such change of control, (vi) reimbursement of any unpaid expense she is otherwise entitled to, and (vii) payment simultaneously with the termination of her employment, of the full value of any then vested or unvested Company equity incentive plan awards.

Aggregate “payments in the nature of compensation” (within the meaning of Section 280G of the Internal Revenue Code) payable to any executive or employee under the change in control agreements is limited to the amount that is fully deductible by us under Section 280G of the Internal Revenue Code less one dollar. The events that trigger a change in control under these agreements include (i) the sale or other transfer of more than 50% of the ownership interests of the Company to one or more non-affiliated corporations, persons or other entities, (ii) the merger or consolidation of the Company with another non-affiliated corporation, person or entity such that the stockholders of the Company, immediately preceding the merger or consolidation own less than 50% of the person or other entity surviving the merger or consolidation, (iii) the failure of the Company to assign this Agreement to a successor, (iv) a majority of the members of the Board of Directors of the Company on the date of this Agreement (each a “Current Director”) cease to be members of the Board of Directors of the Company, provided that any director recommended by a majority of the Current Directors as a successor of a Current Direct shall be deemed to be a Current Director, (v) the sale, merger or other transfer of all or substantially all of the Company’s consolidated assets to one or more non-affiliated corporations, persons or other entities.

Tax and Accounting Considerations

The Compensation Committee has considered the implications of Section 162(m) of the Internal Revenue Code in making decisions concerning compensation design and administration. The Compensation Committee views tax deductibility as an important consideration and intends to maintain deductibility wherever possible, but also believes that our business needs should be the overriding factor of compensation design. Section 162(m) generally limits our ability to claim a tax deduction for individual compensation exceeding $1 million in any taxable year for any of our covered executive officers. For 2017 and prior years, performance-based compensation meeting certain requirements under Section 162(m) was fully deductible; however, the Tax Cuts and Jobs Act eliminated the exemption for performance-based compensation beginning in 2018, subject to certain transitional relief. The Committee also considers tax implications for executives and structures its compensation programs to comply with Section 409A of the Internal Revenue Code. Accounting and cost implications of compensation programs are considered in program design; however, the main factor is alignment with our business needs.

Executive COMPENSATION

The following table sets forth the total compensation earned by our named executive officers in fiscal years 2017, 2018 and 2019.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus		Stock Awards		Option Awards		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation		Total
David J. Langevin (22)	2019	$405,891	$100,000	(1)	$88,320	(2)	—		—	—	$61,036	(3)	$655,247
Executive Chairman and former CEO	2018	$433,836	$—		$—		—		—	—	$60,998	(4)	$494,834
	2017	$433,836	$—		$—		—		—	—	$58,861	(5)	$492,697
Steve Filipov (23)	2019	$116,713	$175,000	(6)	$281,000	(7)	$138,000	(7)	—	—	$6,046	(8)	$716,759
Chief Executive Officer
Steve Kiefer	2019	$275,000	$137,500	(9)	$135,920	(10)					$41,526	(11)	$589,946
President and Chief Operating Officer	2018	$257,292	$250,010	(12)	$12,490	(12)	—		—	—	$30,245	(13)	$550,037
	2017	$207,292	$112,501	(14)	$12,499	(14)	—		—	—	$23,527	(15)	$355,819
Laura R. Yu	2019	$240,653	$122,500	(16)	$133,100	(17)	—		—	—	$27,980	(18)	$524,233
Senior Vice President and Chief Financial Officer	2018	$122,557	$132,500	(19)	$19,154	(20)	—		—	—	$9,915	(21)	$284,126

(1)	David J. Langevin was awarded a discretionary bonus of $100,000 for 2019, payment has been deferred due to the impact of COVID-19.
(2)

David J. Langevin was awarded 12,000 restricted stock units which had a fair value of $88,320 based on closing price of $7.36 on March 13, 2019, the date of grant. Consistent with recent practice, the Company made awards to the NEOs in March 2019 in connection with 2018 compensation determinations.

(3)

Represents a $18,000 auto allowance, $25,000 of premiums paid in connection with whole life insurance policy purchased by the Company that is owned by the employee, $6,000 of 401(k) matching contributions, $10,500 in private club dues and $1,536 for group life insurance premiums.

(4)

Represents a $18,000 auto allowance, $24,974 of premiums paid in connection with whole life insurance policy purchased by the Company that is owned by the employee, $6,000 of 401(k) matching contributions, $10,500 in private club dues and $1,524 for group life insurance premiums.

(5)

Represents a $18,000 auto allowance, $26,087 of premiums paid in connection with whole life insurance policy purchased by the Company that is owned by the employee, $2,750 of 401(k) matching contributions, $10,500 in private club dues and $1,524 for group life insurance premiums.

(6)	Steve Filipov was awarded a discretionary bonus of $175,000 for 2019, payment has been deferred due to the impact of COVID-19.
(7)

Steve Filipov was awarded 50,000 restricted stock units which had a fair value of $281,000 based on closing price of $5.62 on September 1, 2019 and 50,000 stock options valued at $138,000 using various assumptions calculated under the Black-Scholes option pricing model when he became CEO on September 1, 2019 (See Note 21 to our Consolidated Financial Statements in our 2019 Annual Report on Form 10-K).

(8)	Represents a $6,000 auto allowance and $46 for group life insurance premiums.
(9)	Steve Kiefer was awarded a discretionary bonus of $137,500 for 2019, payment has been deferred due to the impact of COVID-19.
(10)

Steve Kiefer was awarded 12,000 restricted stock units which had a fair value of $88,320 based on closing price of $7.36 on March 13, 2019, the date of grant. Steve Kiefer was awarded 8,000 restricted stock units which had a fair value of $47,600 based on closing price of $5.95 on December 31, 2019, the date of grant. Consistent with recent practice, the Company made awards to the NEOs in 2019 in connection with 2018 compensation determinations.

(11)

Represents a $9,000 auto allowance, $21,250 of premiums paid in connection with whole life insurance policy purchased by the Company that is owned by the employee, $11,000 of 401(k) matching contributions and $276 for group life insurance premiums.

(12)

Steve Kiefer was awarded a discretionary bonus in June of 2018 of $125,000 related to 2017. In accordance with a recommendation of the Compensation Committee, Mr. Kiefer received restricted stock units with a value equal to 10% of his bonus ($12,490) and it was stipulated that Mr. Kiefer’s cash bonus was to be reduced by the value of the restricted stock units granted (cash bonus value of $112,510). Mr. Kiefer was awarded 1,073 restricted stock units based on a closing stock price of $11.64 per Common Share on May 31, 2018, the date the Board approved the discretionary bonus and the restricted stock units. The restricted stock units vested upon issuance.

Additionally, Steve Kiefer was awarded a bonus in March 2019 of $137,500, which related to 2018.

(13)

Represents a $9,000 auto allowance, $10,000 of payments for insurance premiums paid in connection with the whole life policy purchase by the Company that is owned by employee, $10,969 of 401(k) matching contributions and $276 for group life insurance premiums.

(14)

Steve Kiefer was awarded a discretionary bonus of $125,000 for 2016. In accordance with a recommendation of the Compensation Committee, Mr. Kiefer received restricted stock units with a value equal to 10% of his bonus ($12,499) and it was stipulated that Mr. Kiefer’s cash bonus was to be reduced by the value of the restricted stock units granted (cash bonus value of $112,501). Mr. Kiefer was awarded 1,783 restricted stock units based on a closing stock price of $7.01 per Common Share on June 1, 2017, the date the Board approved the discretionary bonus and the restricted stock units. The restricted stock units vested upon issuance.

(15)

Represents a $9,000 auto allowance, $5,000 of payments for insurance premiums paid in connection with the whole life policy purchase by the Company that is owned by employee, $4,251 of 401(k) matching contributions, payments totaling $5,000 as result of monies that were not eligible for pre-tax contribution into the 401(k) plan as a result of discrimination testing and $276 for group life insurance premiums.

(16)	Laura R. Yu was awarded a discretionary bonus of $122,500 for 2019, payment has been deferred due to the impact of COVID-19.
(17)

Laura R. Yu was awarded 10,000 restricted stock units which had a fair value of $73,600 based on closing price of $7.36 on March 13, 2019, the date of grant. Laura R. Yu was awarded 10,000 restricted stock units which had a fair value of $59,500 based on closing price of $5.95 on December 31, 2019, the date of grant. Consistent with recent practice, the Company made awards to the NEOs in 2019 in connection with 2018 compensation determinations.

(18)

Represents a $9,000 auto allowance, $9,167 of payments for insurance premiums paid in connection with the whole life policy purchase by the Company that is owned by employee, $9,633 of 401(k) matching contributions, and $180 for group life insurance premiums.

(19)	Laura R. Yu was awarded $20,000 sign on bonus when she joined the Company on May 15, 2018.

Additionally, Ms. Yu was awarded a bonus in March 2019 of $112,500, which related to 2018.

(20)	Laura R. Yu was awarded 1,695 restricted stock units which had a fair value of $19,154 based on closing price of $11.30 on May 15, 2018, the date of grant.
(21)	Represents a $5,250 auto allowance, $4,575 of 401(k) matching contributions and $90 for group life insurance premiums.
(22)	Mr. Langevin served as our Chief Executive Officer until September 1, 2019, when he became Executive Chairman.
(23)	Mr. Filipov became our Chief Executive Officer on September 1, 2019.

Grants of Plan-Based Awards

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying	Full Grant Date
Name	Grant Date		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or Units (#)	Options (#)	Fair Value
David J. Langevin	3/13/19	(1)	—	—	—	—	—	—	12,000	—	$88,320
Steve Filipov	9/1/19	(2)	—	—	—	—	—	—	50,000	50,000	$419,000
Steve Kiefer	3/13/19	(3)	—	—	—	—	—	—	12,000	—	$88,320
	12/31/19	(4)	—	—	—	—	—	—	8,000	—	$47,600
Laura R. Yu	5/15/18	(5)	—	—	—	—	—	—	1,695	—	$19,154
	3/13/19	(6)	—	—	—	—	—	—	10,000	—	$73,600
	12/31/19	(7)	—	—	—	—	—	—	10,000	—	$59,500

(1)

Under this award 3,960 shares, 3,960 shares and 4,080 shares vest on March 13, 2020, 2021 and 2022, respectively. The fair value on grant date is based on the closing price of $7.36 per share of the Company’s common stock on date of grant.

(2)

Under this restricted stock award 16,500 shares, 16,500 shares and 17,000 shares vest on September 1, 2020, 2021 and 2022, respectively. The fair value on grant date is based on the closing price of $5.62 per share of the Company’s common stock on date of grant. Under the stock option award, 50,000 stock options were granted at $5.62 per share and vest ratably on each of the first three anniversary dates. The value of the stock options was $138,000 using various assumptions calculated under the Black-Scholes option pricing model (See Note 21 to our Consolidated Financial Statements in our 2019 Annual Report on Form 10-K).

(3)

Under this award 3,960 shares, 3,960 shares and 4,080 shares vest on March 13, 2020, 2021 and 2022, respectively. The fair value on grant date is based on the closing price of $7.36 per share of the Company’s common stock on date of grant.

(4)

Under this award 2,640 shares, 2,640 shares and 2,720 shares vest on December 31, 2020, 2021 and 2022, respectively. The fair value on grant date is based on the closing price of $5.95 per share of the Company’s common stock on date of grant.

(5)

Laura Yu was awarded 1,695 restricted stock units. The fair value is based on the closing price of $11.30 per share of the Company’s common stock on May 15, 2018, the date of grant. Under this award 560, 560 and 575 shares vest on May 15 2019, May 15, 2020 and May 15, 2021, respectively.

(6)

Under this award 3,300 shares, 3,300 shares and 3,400 shares vest on March 13, 2020, 2021 and 2022, respectively. The fair value on grant date is based on the closing price of $7.36 per share of the Company’s common stock on date of grant.

(7)

Under this award 3,300 shares, 3,300 shares and 3,400 shares vest on December 31, 2020, 2021 and 2022, respectively. The fair value on grant date is based on the closing price of $5.95 per share of the Company’s common stock on date of grant.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table sets forth information about outstanding equity awards held on December 31, 2019 by our named executive officers. In addition to the vesting provisions described in notes to the table below:

•

Pursuant to the employment agreements that the Executive Chairman, CEO and CFO have with the Company, if their employment terminates Without Cause (as defined in such employment agreements) or for Good Reason (as defined in such employment agreements) within the six (6) month period preceding a Change in Control (as defined in such employment agreements), in anticipation of such Change in Control, or within twenty-four (24) months following a Change in Control, they shall be entitled to, among other things, the payment simultaneously with the termination of their employment of the full value of any then vested or unvested Company equity incentive plan awards.

•

In addition, pursuant to the employment agreements that the Executive Chairman, CEO and CFO have with the Company, if their employment is terminated by the Company without Just Cause (as defined in such employment agreements), or if the Company chooses not to renew their employment agreements, they shall be entitled to, among other things, the payment of the full value of any then vested or unvested Company equity incentive plan awards.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
David J. Langevin(1)	—	—	—	—	—	12,000	$71,400	—	—
Steve Filipov(1)	—	50,000	—	$5.62	9/1/29	50,000	$297,500	—	—
Steve Kiefer(1)	—	—	—	—	—	20,000	$119,000	—	—
Laura R. Yu(1)	—	—	—	—	—	21,135	$125,753	—	—

(1)	The unvested shares above vest as shown below:

	David J. Langevin	Steve Filipov	Steve Kiefer	Laura R. Yu
March 13, 2020	3,960	—	3,960	3,300
May 15, 2020	—	—	—	560
September 1, 2020	—	33,000	—	—
December 31, 2020	—	—	2,640	3,300
March 13, 2021	3,960	—	3,960	3,300
May 15, 2021	—	—	—	575
September 1, 2021	—	33,000	—	—
December 31, 2021	—	—	2,640	3,300
March 13, 2022	4,080	—	4,080	3,400
September 1, 2022	—	34,000	—	—
December 31, 2022	—	—	2,720	3,400

Total	12,000	100,000	20,000	21,135

(2)	Market value is determined based on the closing price of $5.95 per share of our Common Stock on December 31, 2019.

Option Exercises and Stock Vested in Fiscal Year 2019

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
David J. Langevin(1)	—	—	10,880	$66,966
Steve Filipov	—	—	—	$—
Steve Kiefer(2)	—	—	4,930	$30,092
Laura R. Yu(3)	—	—	560	$4,010

(1)

Determined based on January 4, 2019, on the closing price of $6.65 per share of the Company’s stock for 5,440 shares vesting on that date and based on the closing price of $5.66 per share of the Company’s stock on December 14, 2019, for 5,440 shares vesting on that date.

(2)

Determined based on January 4, 2019, on the closing price of $6.65 per share of the Company’s stock for 2,210 shares vesting on that date and based on the closing price of $5.66 per share of the Company’s stock on December 14, 2019, for 2,720 shares vesting on that date.

(3)	Determined based on the closing price of $7.16 per share of the Company’s stock on May 15, 2019, for 560 shares vesting on that date.

Pension Benefits

None of our named executive officers had accumulated benefits under a Company-defined benefit plan during fiscal year 2019.

Nonqualified Deferred Compensation

The Company did not have any deferred compensation plans for named executive officers in fiscal year 2019.

Employment Agreements

David J. Langevin

On December 12, 2012, we entered into an employment agreement with Mr. Langevin pursuant to which his term of employment commenced on December 12, 2012 and ended on December 31, 2015. Under the agreement, Mr. Langevin’s term of employment was automatically extended for successive periods of three years at the end of each one-year anniversary of the current employment term, and therefore was extended through December 31, 2019. Mr. Langevin’s employment agreement entitled him to an initial annual base salary of $375,000, which was subject to annual increases at the discretion of the Compensation Committee, and the insurance and retirement benefits that are generally available to our employees. In accordance with his employment agreement, Mr. Langevin was also provided with a $1,500 per month car allowance plus reimbursement for the dues of a private club membership, cellular telephone and data service costs and expenses. In addition, Mr. Langevin was eligible to receive annual cash incentives as determined by the Compensation Committee of the Board. Additionally, the employment agreement provided for an annual review by the Compensation Committee of the Board and adjustments could be made at the discretion of the Committee.

Effective September 1, 2019, Mr. Langevin transitioned into the role of Executive Chairman. In connection with his transition, Mr. Langevin entered into an amendment to his employment agreement with the Company dated effective as of September 1, 2019. Pursuant to this amendment, Mr. Langevin will serve as Executive Chairman of the Company for a three- year term commencing on September 1, 2019. The employment term will automatically extend for three-year periods at the end of the then-current term, unless either the Company or Mr. Langevin notifies the other in writing of non-renewal at least 90 days prior to the expiration of the then-current term. In his role as Executive Chairman, his annual base salary will be $350,000, which will be reviewed annually by the Compensation Committee, and he will be eligible to receive annual cash incentives as determined by the Compensation Committee.

If the Company terminates Mr. Langevin without “just cause” (as defined in the employment agreement) or if the Company chooses not to renew the agreement, Mr. Langevin is entitled to a severance payment of two year’s salary plus continued health plan coverage, welfare benefits and certain other perquisites for two years and the payment of then vested or unvested Company equity incentive awards. If he is terminated for just cause or if he resigns, he is entitled to no severance payment.

If Mr. Langevin is involuntarily terminated without just cause or “good reason” (as defined in the employment agreement) within 6 months prior to and in anticipation of, or 24 months following, a change of control, he is entitled to receive severance benefits. In addition to the severance payments provided for above, the agreement provides for a payment equal to two times the average of Mr. Langevin’s bonus received in the prior three years, as well as a pro rata bonus for the fiscal year during which the change of control occurs.

Please see “Potential Payments upon Termination or Change of Control” for a description of the payments due Mr. Langevin upon the termination of his employment.

If Mr. Langevin is terminated without just cause or “good reason” (as defined in the employment agreement) then he will be subject to a non-competition covenant for so long as we are making post-employment payments to him in accordance with his employment agreement. In all other cases, Mr. Langevin is subject to a non-competition covenant for two years following termination of his employment. Notwithstanding the above, Mr. Langevin may not invest in a competitor, subject to certain exceptions, for two years following his employment. In addition, he is obligated to maintain the confidentiality of our proprietary information and trade secrets for the longer of a period of two years following the termination of his employment or until he is no longer receiving compensation or severance payments pursuant to his employment agreement.

Steve Filipov

In connection with his appointment as Chief Executive Officer of the Company, Mr. Filipov entered into an employment agreement with the Company dated effective as of September 1, 2019. Pursuant to the agreement, Mr. Filipov will serve as Chief Executive Officer of the Company for a three-year term commencing on September 1, 2019. The employment term will automatically extend for one-year periods at the end of the then-current term, unless either party notifies the other party in writing of non-renewal at least 90 days prior to the expiration of the then-current term. Mr. Filipov will receive an annual base salary of $350,000, which will be reviewed annually by the Compensation Committee, and is eligible to receive annual cash incentives with a maximum annual target bonus of 200% of his base salary. On September 1, 2019, he was granted 50,000 restricted stock units and 50,000 options to purchase common stock, each of which will vest over a three-year period. Mr. Filipov is also entitled to employee benefits that the Company provides to employees generally, including medical benefits, participation in retirement plans and paid vacation time.

If the Company terminates Mr. Filipov without “just cause” (as defined in the employment agreement) or if the Company chooses not to renew the agreement at the end of its then-current term, Mr. Filipov will be entitled to a severance payment of two years’ salary plus continued health plan coverage, welfare benefits and certain other perquisites for two years and the payment of then vested or unvested Company equity incentive awards. If he is terminated for just cause or if he resigns, he is entitled to no severance payment.

If Mr. Filipov is involuntarily terminated without just cause or “good reason” (as defined in the employment agreement) within 6 months prior to and in anticipation of, or 24 months following, a “change in control” (as defined in the agreement), then in addition to the severance payments provided for above, Mr. Filipov will be entitled to receive a payment equal to two times the average of his bonus received in the prior three years, as well as a pro rata bonus for the fiscal year during which the change of control occurs.

Please see “Potential Payments upon Termination or Change of Control” for a description of the payments due Mr. Filipov upon the termination of his employment.

Laura R. Yu

On October 1, 2019, the Company entered into an employment agreement, dated effective as of October 1, 2019, with Laura R. Yu.  Pursuant to the Yu Agreement, Ms. Yu will serve as Chief Financial Officer of the Company for a term commencing on October 1, 2019 and continuing through December 31, 2020. The employment term will automatically extend for one-year periods at the end of the then-current term, unless either party notifies the other party in writing of non-renewal at least 90 days prior to the expiration of the then-current term. Ms. Yu’s annual base salary will be reviewed annually by the Compensation Committee, and she is eligible to receive annual cash incentives payable upon achievement of performance goals established by the Compensation Committee. Ms. Yu is also entitled to employee benefits that the Company provides to employees generally, including medical benefits, participation in retirement plans and paid vacation time.

If the Company terminates Ms. Yu without “just cause” (as defined in the employment agreement) or if the Company chooses not to renew the agreement at the end of its then-current term, Ms. Yu will be entitled to a severance payment of twelve (12) months’ salary plus certain additional benefits for twelve (12) months and the payment of then vested or unvested Company equity incentive awards. If she is terminated for just cause or if she resigns, she is entitled to no severance payment. If Ms. Yu is involuntarily terminated without just cause or “good reason” (as defined in the agreement) within 6 months prior to and in anticipation of, or 24 months following, a “change in control” (as defined in the agreement), then Ms. Yu will be entitled to receive a payment equal to two times her annual base salary at the time of termination plus two times the average of her bonus received in the prior two years, as well as a pro rata bonus for the fiscal year during which the change of control occurs, and certain continued benefits for a period of two years.

Please see “Potential Payments upon Termination or Change of Control” for a description of the payments due Ms. Yu upon the termination of her employment.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

The employment agreement with our Executive Chairman provides for payments to him upon voluntary termination, involuntary termination without just cause; non-renewal by us of his employment agreement, just cause termination, termination following a change in control, and in the event of permanent disability of the executive. Under his employment agreement, severance payments in connection with a change in control are, however, subject to a “double trigger,” meaning that both a change of control and a termination are required.

Such amounts payable to him are described below assuming that each event triggering payment occurred on December 31, 2019.

The following assumptions were made in estimating the payments set forth below: (1) termination payment of accrued unpaid base salary is calculated assuming a full pay period (this payment may be less, depending upon where the termination date falls within the pay period); (2) the value of post-termination health, dental and life insurance is estimated to be $1,500 per month; and (3) accrued and unused vacation is assumed to be the annual maximum of four weeks. The price of our common stock upon which certain of the calculations below are made was the closing price on the NASDAQ stock market ($5.95 per share) as of December 31, 2019.

The employment agreement for our Executive Chairman defines “change of control” as:

(1)	the sale or other transfer of more than 50% of the ownership interests of the Company to one or more non-affiliated corporations, persons or other entities,
(2)

the merger or consolidation of the Company with another non-affiliated corporation, person or entity such that the stockholders of the Company, immediately preceding the merger or consolidation own less than 50% of the person or other entity surviving the merger or consolidation,

(3)	the failure of the Company to assign such employment agreement to a successor,
(4)

a majority of the members of the Board of Directors of the Company on the date of the employment agreement (each a “Current Director”) cease to be members of the Board of Directors of the Company, provided that any director recommended by a majority of the Current Directors as a successor of a Current Director shall be deemed to be a Current Director, and

(5)	the sale, merger or other transfer of all or substantially all of the Company’s consolidated assets to one or more non-affiliated corporations, persons or other entities.

The employment agreement for our Executive Chairman defines “just cause” as:

(1)	employee’s admission of, or conviction, of any act of fraud, embezzlement or theft against the Company or any of its subsidiaries;
(2)	employee’s plea of guilty or of no contest with respect to, admission of, or conviction for, a felony or any crime involving moral turpitude, fraud, embezzlement, theft or misappropriation;
(3)	employee’s violation of the confidentiality, ownership of inventions, and non-competition provisions set forth in the employment agreement;
(4)	employee’s misappropriation of the Company’s or any of its subsidiaries’ funds or a corporate opportunity by employee;
(5)

employee’s negligence, willful or reckless conduct that has brought or is reasonably likely to bring the Company or any of its subsidiaries into public disgrace or disrepute or which has had or is reasonably likely to have a materially adverse effect on the Company’s business;

(6)	any violation by employee of any statutory or common law duty of loyalty to the Company or any of its subsidiaries;
(7)	alcohol or substance abuse by employee that interferes with the performance of employee’s duties; or
(8)

any other material breach by employee of his employment agreement; provided that the reasons described in clauses (3), (6), (7) and (8) are subject to giving the employee notice and an opportunity to correct such behavior.

David J. Langevin

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Termination without Just Cause or Non-Renewal of Employment Agreement by the Company	Just Cause Termination	A Qualified Involuntary Termination With a Change in Control	Permanent Disability
Compensation:
Continuation of Base Salary	—	$700,000	—	$700,000	$350,000
Termination Payment of Accrued Unpaid Base Salary	$14,583	$14,583	$14,583	$14,583	$14,583
Payment of Unpaid Board-Approved Bonus Earned on or before the Date of Termination	—	—	—	—	—
Payment of Twice the Average of the Past Three Year Bonuses	—	—	—	$66,667	—
Payment of Vested and Unvested Incentive Awards	—	$71,400	—	$71,400	$71,400
Benefits:
Post-Termination Payment of Whole Life Insurance Premiums	—	$50,000	—	$50,000	$25,000
Post-Termination Health, Dental & Life Insurance	—	$36,000	—	—	$18,000
Private Club Dues Reimbursement	—	$24,000	—	$24,000	$12,000
Termination Payment of Accrued Unpaid Car Allowance	$1,500	$1,500	$1,500	$1,500	$1,500
Accrued Unused Vacation	$26,923	$26,923	$26,923	$26,923	$26,923
Total:	$43,006	$924,406	$43,006	$955,073	$519,406

Steve Filipov

The employment agreement with our Chief Executive Officer provides for payments to him upon voluntary termination, involuntary termination without just cause; non-renewal by us of his employment agreement, just cause termination, termination following a change in control, and in the event of permanent disability of the executive. Under his employment agreement, severance payments in connection with a change in control are, however, subject to a “double trigger,” meaning that both a change of control and a termination are required.

Such amounts payable to him is described below assuming that each event triggering payment occurred on December 31, 2019.

The following assumptions were made in estimating the payments set forth below: (1) termination payment of accrued unpaid base salary is calculated assuming a full pay period (this payment may be less, depending upon where the termination date falls within the pay period); (2) the value of post-termination health, dental and life insurance is estimated to be $1,500 per month; and (3) accrued and unused vacation is assumed to be the annual maximum of four weeks. The price of our common stock upon which certain of the calculations below are made was the closing price on the NASDAQ stock market ($5.95 per share) as of December 31, 2019.

The employment agreement for our Chief Executive Officer define “Change of Control” and “just cause” consistently with the definitions in our Executive Chairman’s employment agreement.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Termination without Just Cause or Non-Renewal of Employment Agreement by the Company	Just Cause Termination	A Qualified Involuntary Termination With a Change in Control	Permanent Disability
Compensation:
Continuation of Base Salary	—	$700,000	—	$700,000	$350,000
Termination Payment of Accrued Unpaid Base Salary	$14,583	$14,583	$14,583	$14,583	$14,583
Payment of Unpaid Board-Approved Bonus Earned on or before the Date of Termination	—	—	—	—	—
Payment of Twice the Average of the Past Three Year Bonuses	—	—	—	$350,000	—
Payment of Vested and Unvested Incentive Awards	—	$297,500	—	$297,500	$297,500
Benefits:
Post-Termination Payment of Whole Life Insurance Premiums	—	—	—	—	—
Post-Termination Health, Dental & Life Insurance	—	$36,000	—	$252,000	$18,000
Private Club Dues Reimbursement	—	—	—	—	—
Termination Payment of Accrued Unpaid Car Allowance	$1,500	$1,500	$1,500	$1,500	$1,500
Accrued Unused Vacation	$2,692	$2,692	$2,692	$2,692	$2,692
Total:	$18,775	$1,052,275	$18,775	$1,618,275	$684,275

Steve Kiefer

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Termination without Just Cause	Just Cause Termination	Permanent Disability
Compensation:
Continuation of Base Salary	—	—	—	—
Termination Payment of Accrued Unpaid Base Salary	$11,458	$11,458	$11,458	$11,458
Payment of Unpaid Board-Approved Bonus Earned on or before the Date of Termination	—	—	—	—
Payment of Vested and Unvested Incentive Awards	—	—	—	—
Benefits:
Post-Termination Payment of Whole Life Insurance Premiums	—	—	—	—
Post-Termination Health, Dental & Life Insurance	—	—	—	—
Termination Payment of Accrued Unpaid Car Allowance	$750	$750	$750	$750
Accrued Unused Vacation	$14,808	$14,808	$14,808	$14,808
Total:	$27,016	$27,016	$27,016	$27,016

Laura R. Yu

The employment agreement with our Chief Financial Officer provides for payments to her upon voluntary termination, involuntary termination without just cause; non-renewal by us of her employment agreement, just cause termination, termination following a change in control, and in the event of permanent disability of the executive. Under her employment agreement, severance payments in connection with a change in control are, however, subject to a “double trigger,” meaning that both a change of control and a termination are required.

Such amounts payable to her are described below assuming that each event triggering payment occurred on December 31, 2019.

The following assumptions were made in estimating the payments set forth below: (1) termination payment of accrued unpaid base salary is calculated assuming a full pay period (this payment may be less, depending upon where the termination date falls within the pay period); (2) the value of post-termination health, dental and life insurance is estimated to be $1,500 per month; and (3) accrued and unused vacation is assumed to be the annual maximum of four weeks. The price of our common stock upon which certain of the calculations below are made was the closing price on the NASDAQ stock market ($5.95 per share) as of December 31, 2019.

The employment agreement for our Chief Financial Officer define “Change of Control” and “just cause” consistently with the definitions in our Executive Chairman’s employment agreement.

Executive Benefits and Payments Upon Termination	Voluntary Termination	Involuntary Termination without Just Cause or Non-Renewal of Employment Agreement by the Company	Just Cause Termination	A Qualified Involuntary Termination With a Change in Control	Permanent Disability
Compensation:
Continuation of Base Salary	—	$245,000	—	$490,000	$245,000
Termination Payment of Accrued Unpaid Base Salary	$10,208	$10,208	$10,208	$10,208	$10,208
Payment of Twice the Average of the Past Two Year Bonuses	—	—	—	235,000	—
Payment of Vested and Unvested Incentive Awards	—	$125,753	—	$125,753	125,753
Benefits:
Car Allowance Reimbursement	—	—	—	$18,000	—
Post-Termination Health, Dental & Life Insurance	—	$18,000	—	$36,000	18,000
Termination Payment of Accrued Unpaid Car Allowance	$750	$750	$750	$750	$750
Accrued Unused Vacation	$13,192	$13,192	$13,192	$13,192	$13,192
Total:	$24,150	$412,903	$24,150	$928,903	$412,903

CEO Pay Ratio

For 2019, the median annual total compensation of all employees of the Company (other than the CEO) was $35,648. The Company’s new CEO started on September 1, 2019, his salary was annualized plus bonus earned in 2019 and as such total compensation of the Company’s CEO was $525,000 for purposes of the pay ratio calculation. Based on this information, the ratio of the annual total compensation of the Company’s CEO to the median of the annual total compensation of all employees was approximately 15 to 1.

In order to determine the median employee from a compensation perspective, the Company used cash compensation paid as well as 401(k) matching contributions (as applicable) for in the 2019 calendar year for all employees worldwide employed as of December 31, 2019. For those employees compensated in foreign currencies, average exchange rates for the full year 2019 were used to convert their compensation into U.S. dollars. The Company determined that its median employee from a compensation perspective is employed in one of its manufacturing locations in Italy. To determine the ratio disclosed above, the Company calculated the median employee’s compensation for fiscal 2019 in accordance with the rules applicable to the compensation elements included in the Summary Compensation Table and compared such compensation to the annualized compensation of the Company’s CEO.

Given the different methodologies that various public companies will use to determine an estimate of their pay ratios, the estimated ratio reported above should not be used as a basis for comparison between companies.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers, directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of securities ownership and changes in such ownership with the SEC. Officers, directors and greater than 10% beneficial owners are also required by rules promulgated by the SEC to furnish us with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of such forms furnished to us and/or written representations that no Form 5 filings were required, we believe that during the period from January 1, 2019 through December 31, 2019, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with on a timely basis.

Code of Ethics

We have adopted a code of ethics applicable to our principal executive officer and principal financial and accounting officer, in accordance with Section 406 of the Sarbanes-Oxley Act of 2002, the rules of the SEC promulgated thereunder, and the NASDAQ rules. The code of ethics also applies to all of our employees as well as our Board of Directors. In the event that any changes are made or any waivers from the provisions of the code of ethics are made, these events would be disclosed on our website or in a report on Form 8-K within four business days of such event. The code of ethics is posted on our website at www.manitexinternational.com. Copies of the code of ethics will be provided free of charge upon written request directed to Investor Relations, Manitex International, Inc., 9725 Industrial Drive, Bridgeview, Illinois 60455.

Transactions with Related Persons

Discussed below are certain direct and indirect relationships and transactions involving our company and certain of our Directors, executive officers, nominees for Director, beneficial owners of more than five percent of our Common Stock and members of the immediate families of the foregoing. We believe that the terms of the following transactions are comparable to terms that would have been reached by unrelated parties in arms-length transactions.

Bridgeview Lease

Beginning June 1, 2010, we lease our 40,000 sq. ft. Bridgeview facility from an entity controlled by Mr. Langevin, the Company’s Executive Chairman. On October 3, 2018, the lease was amended to extend the initial lease term to fifteen years expiring in May 3, 2025 with a provision for an option for a five-year extension period and thereafter, six one-year extension periods. Pursuant to the terms of the lease, we made monthly lease payments of approximately $23,000. The Company is also responsible for all the associated operating expenses, including insurance, property taxes, and repairs. The lease contains a rental escalation clause under which annual rent is increased during the initial lease term by the lesser of the increase in the Consumer Price Increase or 2.0%. Rent for any extension period shall however, be the then-market rate for similar industrial buildings within the market area. The dollar value of Mr. Langevin’s interest in the lease transaction was approximately $273,000, $268,000 and $263,000 in 2019, 2018, and 2017, respectively. We have assumed for the purpose of calculating Mr. Langevin’s interest in the lease transaction, that he and his affiliates own 100% of the equity interests of the entity that is a party to such transaction.

The Company has the option, to purchase the building by giving the landlord written notice at any time prior to the date that is 180 days prior to the expiration of the lease or any extension period. The landlord can require the Company to purchase the building if a change of Control Event, as defined in the agreement, occurs by giving written notice to the Company at any time prior to the date that is 180 days prior to the expiration of the lease or any extension period. The purchase price regardless whether the purchase is initiated by the Company or the landlord will be the Fair Market Value as of the closing date of said sale.

Transactions with Terex Corporation

Terex Corporation (“Terex”) owns 1,138,581 common shares of the Company or approximately 5.76% of the Company’s outstanding shares as of April 16, 2020.

Additionally, the Company has issued a subordinated convertible debenture with a $7,500 face amount payable to Terex. The convertible debenture, is subordinated, carries a 5% per annum coupon, and is convertible into Company common stock at a conversion price of $13.65 per share or a total of 549,451 shares, subject to customary adjustment provisions. The debenture has a December 19, 2020 maturity date. See Note 15 to our consolidated financial statements in our Annual Report on Form 10-K filed on March 10, 2020 for additional details.

Sale of ASV Shares

On May 11, 2017, in anticipation of an initial public offering, ASV Holdings converted from an LLC to a C-corporation and the Company’s 51% interest was converted to 4,080,000 common shares of ASV Holdings. On May 17, 2017, in connection within its initial public offering, ASV Holdings sold 1,800,000 of its own shares and the Company sold 2,000,000 shares of ASV Holdings common stock. Over the period from February 26-28, 2018, the Company sold an aggregate of 1,000,000 shares of ASV Holdings in privately-negotiated transactions with institutional purchasers. All such shares were sold for $7.00 per share. Following such sale transactions, the Company owns an aggregate of 1,080,000 shares of ASV Holdings which equates to an ownership of approximately 11%. After the sale of the shares, the Company no longer accounts for the investment in ASV Holdings using the equity method of accounting.

In September 2019, ASV was acquired by Yanmar American Corporation resulting in the Company receiving $7.05 per share in cash, or $7.6 million, for its remaining 1,080,000 shares of ASV. Going forward, the Company no longer has marketable equity securities on its consolidated balance sheet.

See Notes 3, 11 and 26 to our consolidated financial statements in our Annual Report on Form 10-K filed on March 10, 2020 for additional details.

Approval Process

Transactions involving related persons are approved, or ratified if pre-approval is not feasible, by our Audit Committee, which approves or ratifies the transaction only if our Audit Committee determines that it is in the best interests of our stockholders. In considering the transaction, our Audit Committee considers all relevant factors, including, as applicable (i) the business rationale for entering into the transaction; (ii) available alternatives to the transaction; (iii) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances; (iv) the potential for the transaction to lead to an actual or apparent conflict of interest and any safeguards imposed to prevent such actual or apparent conflicts; and (v) the overall fairness of the transaction. Our Audit Committee also periodically monitors ongoing transactions involving related persons to ensure that there are no changed circumstances that would render it advisable to amend or terminate the transaction.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised of Ronald M. Clark, Robert S. Gigliotti, Mr. Frederick B. Knox, and Stephen J. Tober, none of whom are employees or current or former officers of our Company had any relationship with our Company required to be disclosed under “Transactions with Related Persons” or serves on the compensation committee or board of any company that employed or employs any member of our Compensation Committee or Board of Directors.

DIRECTOR COMPENSATION

Directors who are employees of the Company receive no compensation, as such, for their service as members of the Board. In calendar year 2019, pursuant to the Non-Employee Director Plan, Directors who were not employees of the Company received $10,000 per quarter. All Directors are reimbursed for expenses incurred in connection with attendance at meetings. In addition, non-employee Directors are eligible to participate in the Company’s 2019 Equity Incentive Plan.

The following table sets forth information regarding the compensation received by each of our non-employee Directors during the year ended December 31, 2019:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)			Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
Ronald M. Clark	$40,000		$66,240	(2)		—	—	—	—		$106,240
Robert S. Gigliotti	$65,000	(4)	$66,240	(2)		—	—	—	—		$131,240
Frederick B. Knox	$40,000		$66,240	(2)		—	—	—	—		$106,240
Marvin B. Rosenberg	$40,000		$66,240	(2)		—	—	—	$120,000	(1)	$226,240
Ingo Schiller	$40,000		$66,240	(2)	(3)	—	—	—	—		$106,240
Stephen J. Tober	$40,000		$66,240	(2)		—	—	—	—		$106,240

(1)	Represents consulting fees paid for services provided to the Company.
(2)	Represents the value of 9,000 restricted stock units based on closing price of the Company’s Common Stock of $7.36 on March 13, 2019, the date of grant.
(3)	All shares received by Mr. Schiller in connection with his service as a director of Manitex have been assigned to Tadano under the terms of Mr. Schiller’s arrangement with Tadano.
(4)	Received $25,000 related to additional work performed as audit committee chair.

Outstanding Equity Awards at 2019 Fiscal Year-End

The following table sets forth information about outstanding equity awards held on December 31, 2019 by the Company’s Directors:

Name	Number of Unvested Restricted Stock Units
Ronald M. Clark	9,040
Robert S. Gigliotti	9,040
Frederick B. Knox	9,040
Marvin B. Rosenberg	9,040
Ingo Schiller	—
Stephen J. Tober	9,040

Meetings of Non-Employee Directors

The non-employee directors of the Board typically meet in executive session without management present either prior to or immediately following each scheduled Board Meeting, and as otherwise needed. When the non-employee directors of the Board or respective committees meet in executive session without management, a temporary chair is selected from among the directors to preside at the executive session.

Delivery of Proxy Materials to Households

Pursuant to SEC rules, services that deliver the Company’s communications to stockholders that hold their stock through a bank, broker or other holder of record may deliver to multiple stockholders sharing the same address a single copy of the Company’s annual report to stockholders and this proxy statement. Upon written or oral request, the Company will promptly deliver a separate copy of the annual report to stockholders and this proxy statement to any stockholder at a shared address to which a single copy of each document was delivered. Such written or oral requests should be made to Sherman Jung at 9725 Industrial Drive, Bridgeview, Illinois 60455, or (708) 237-2096. Stockholders sharing the same address who wish to receive separate copies or only a single copy of the Company’s annual reports to stockholders and proxy statements in the future should contact Sherman Jung at 9725 Industrial Drive, Bridgeview, Illinois 60455.

Communication with the Board of Directors

Correspondence for any member of our Board of Directors may be sent to such Director’s attention: c/o Corporate Secretary, Manitex International, Inc., 9725 Industrial Drive, Bridgeview, Illinois 60455. Any written communication will be forwarded to the Board for its consideration.

AUDIT COMMITTEE

The Board of Directors has adopted a written charter for the Audit Committee. The four members of the Audit Committee are “independent directors” as that term is defined in NASDAQ Rule 5605(a)(2), NASDAQ Rule 5605(c)(2)(A), and Rule 10A-3 as promulgated under the Securities Exchange Act of 1934, as amended.

Principal Accounting Firm Fees. The aggregate amount of fees billed for professional services by GRANT THORNTON LLP for the fiscal year ended December 31, 2019 and 2018 are as follows:

	2019	2018
Audit Fees	$1,140,359	$1,293,287
Audit-Related Fees	—	—
Total Audit and Audit-Related Fees	$1,140,359	$1,293,287

Audit Fees. These fees are for professional services rendered in connection with the integrated audit of our annual financial statements for the fiscal years ended December 31, 2019 and 2018. Audit fees also includes fees related to the reviews of the financial statements included in our Quarterly Reports on Form 10-Q, statutory filings and consent for the fiscal years ended December 31, 2019 and 2018.

Audit-Related Fees. These fees are fees billed in the fiscal year for assurance and related services in connection with the performance of the audit or review of our financial statements but are not “Audit Fees”.

The Audit Committee has adopted an Audit and Non-Audit Services Pre-Approval Policy which requires the Audit Committee’s pre-approval of audit and non-audit services performed by the independent auditor to assure that the provision of such services does not impair the auditor’s independence. The policy authorizes the Committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

All engagements for audit, non-audit and tax services rendered by Grant Thornton for fiscal years 2019 and 2018 and were pre-approved in accordance with the Audit and Non-Audit Services Pre-Approval Policy.

Audit Committee Report

The Audit Committee report set forth below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference and shall not otherwise be deemed filed under such acts.

Audit Committee Report. Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Independent Registered Public Accounting Firm is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes on behalf of the Board of Directors. In this context, the Audit Committee has reviewed and discussed with management the audited financial statements. The Audit Committee has discussed with the Independent Registered Public Accounting Firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from the Independent Registered Public Accounting Firm required by applicable requirements of the PCAOB regarding the Independent Registered Public Accounting Firm’s communications with the Audit Committee concerning independence and has discussed with them their independence from the Company and its management. Moreover, the Audit Committee has considered whether the Independent Registered Public Accounting Firm’s provision of other non-audit services to the Company is compatible with the auditor’s independence. Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019 for filing with the Securities and Exchange Commission. By recommending to the Board of Directors that the audited financial statements be so included, the Audit Committee is not opining on the accuracy, completeness or fairness of the audited financial statements.

Sincerely,

RONALD M. CLARK

ROBERT S. GIGLIOTTI

FREDERICK B. KNOX

STEPHEN J. TOBER

PROPOSAL 2:	RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2020

The Board of Directors, upon recommendation of the Audit Committee, has appointed Grant Thornton LLP as Independent Registered Public Accounting Firm, to audit our consolidated financial statements for the year ending December 31, 2020, and to perform other appropriate services as directed by our management and Board of Directors.

A proposal will be presented at the meeting to ratify the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm. It is not expected that a representative of Grant Thornton LLP will be present at the Annual Meeting. Stockholder ratification of the appointment of Grant Thornton LLP as our Independent Registered Public Accounting Firm is not required by our bylaws or other applicable legal requirement. However, the Board of Directors is submitting the selection of Grant Thornton LLP to the Stockholders for ratification as a matter of good corporate practice. If the Stockholders fail to ratify this appointment, other independent registered public accounting firm will be considered by the Board of Directors upon recommendation of the Audit Committee.

Even if the appointment is ratified, the Board of Directors at its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of our company and our Stockholders.

Change in Independent Registered Public Accounting Firm

On March 30, 2018, the Audit Committee of the Board of Directors and UHY LLP (“UHY”) mutually agreed that UHY would not stand for reelection as the Company’s independent registered public accounting firm to audit the Company’s financial statements for the fiscal year ending December 31, 2018.

The original report of UHY on the Company’s financial statements for the fiscal year ended December 31, 2016, did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. However, such report had been withdrawn in connection with the restatement discussed below. The revised report of UHY dated April 3, 2018 on the Company’s restated financial statements for the fiscal year ended December 31, 2016 also did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. The revised report of UHY dated April 3, 2018 on the Company’s internal control over financial reporting for the fiscal year ended December 31, 2016 did contain an adverse opinion.

During the Company’s fiscal years ended December 31, 2016 and 2017, and during the subsequent interim period through April 3, 2018, there were no (a) “disagreements” with UHY (as defined in Regulation S-K Item 304(a)(1)(iv)), whether or not resolved to UHY’s satisfaction, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of UHY, would have caused them to make reference to the subject matter of the disagreement in connection with their report on the Company’s financial statements, or (b) “reportable events” (as defined in Regulation S-K Item 304(a)(1)(v)), except as follows:

•

As reported in the Company’s Current Report on Form 8-K filed on November 6, 2017, the Audit Committee, in consultation with the Company’s management and UHY, determined that the Company’s previously issued financial statements for the quarters ended March 31, June 30 and September 30, 2016, year ended December 31, 2016 and quarters ended March 31 and June 30, 2017 included in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for such periods and together with all three, six and nine-month financial information contained therein (collectively, the “Non-Reliance Periods”) could no longer be relied upon. The Company filed the restated annual and quarterly financial statements for the Non-Reliance Periods, along with its Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, on April 3, 2018. The Company filed its Annual Report on Form 10-K for the year ended December 31, 2017 on April 11, 2018.

•

Management concluded that, due to material weaknesses identified in the Company’s internal control over financial reporting during the Non-Reliance Periods, the Company’s disclosure controls and procedures and internal control over financial reporting were not effective. The Company is in the process of remediating these material weaknesses. These material weaknesses are described in Item 9A, Controls and Procedures, in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018.

Vote Required

The ratification of Grant Thornton LLP as our independent registered public accounting firm will require the affirmative vote of the holders of at least a majority of the outstanding shares of our Common Stock present or represented at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF GRANT THORNTON LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL 3:	ADVISORY VOTE ON THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

This proposal provides our stockholders with the opportunity to cast an advisory vote on the Company’s executive compensation program (commonly known as “say-on-pay”), as required by Section 14A of the Securities Exchange Act of 1934.

As discussed in the Compensation Discussion and Analysis, our executive compensation program is designed to attract and retain key executives who are critical to the Company’s future success and creation of stockholders value. The Company believes that both short-term and long-term incentive compensation opportunities provided to the executive officers are directly aligned with our performance, and that the Company’s compensation program is structured to ensure that a significant portion of executives’ compensation opportunities is directly related achievement of financial and operational goals and other factors that impact stockholder value.

The Board invites you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under Executive Compensation, and to cast a vote to approve the Company’s executive compensation programs through the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s named executive officers, including the compensation philosophy, practices and principles, as discussed and disclosed in the Compensation Discussion and Analysis, the executive compensation tables, any narrative compensation disclosures contained in this Proxy Statement.”

While the vote does not bind the Board to any particular action, the Board values the input of the stockholders, and will take into account the outcome of this vote in considering future compensation decisions. The Board has adopted a policy of providing for annual say-on-pay advisory votes.

PROPOSAL 4:	APPROVAL OF AN AMENDMENT TO THE MANITEX INTERNATIONAL, INC. 2019 EQUITY INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE BY 500,000 SHARES

Overview

The Company is requesting that Stockholders approve an amendment (the “Amendment”) to the 2019 Equity Incentive Plan (the “2019 Plan”) to increase the number of shares which can be awarded under the 2019 Plan by 500,000 shares. The current 2019 Plan, as approved by the Stockholders on June 12, 2019, authorized the issuance of up to 279,315 shares. As of the record date, 2,961 shares were available for future issuance under the 2019 Plan.

The Amendment increases the total number of shares under the 2019 Plan so that 502,961 shares will be available for future issuance under the 2019 Plan.  Since 2,961 shares remain available for issuance under the 2019 Plan, the 2019 Plan is being amended to increase the total number of shares both already issued under the 2019 Plan and those yet to be issued from the authorized amount of 279,315 to 779,315.

The Board of Directors approved the proposed Amendment on March 3, 2020, subject to approval of the Stockholders. We believe that the terms of the proposed Amendment are reasonable and that awards such as those authorized under the 2019 Plan, as amended, are an important incentive to help us attract and retain exceptional officers, directors, employees and consultants.

The following paragraphs provide a general summary of the 2019 Plan, as amended, and its operation. The proposed Amendment is set forth in its entirety as Appendix A to this proxy statement.

Background and Purpose

The 2019 Plan permits the grant of the following types of awards: (1) shares of Common Stock, (2) stock options, (3) stock appreciation rights, (4) restricted stock, and restricted stock units, and (5) performance shares and performance units. The 2019 Plan is intended to promote the best interests of the Company and its Stockholders by providing the Company’s employees, non-employee directors and consultants with an opportunity to acquire a proprietary interest in the Company. It is intended that the 2019 Plan will promote continuity of management and increased incentive and personal interest in the welfare of the Company by those employees who are primarily responsible for shaping and carrying out the long-range plans of the Company and securing the Company’s continued growth and financial success. In addition, by encouraging stock ownership by directors and consultants who are not employees of the Company, the Company seeks to attract and retain non-employee directors and consultants of exceptional competence.

Administration

The 2019 Plan is administered by the Compensation Committee, the members of which are “independent” under the NASDAQ listing standards currently in effect. Members of the Committee generally must qualify as “outside directors” under Section 162(m)(4)(C) of the Internal Revenue Code and must meet other requirements established by the Securities and Exchange Commission to qualify for exemption under Securities Exchange Act Rule 16b-3.

Subject to the terms of the 2019 Plan, the Compensation Committee has the power to take all actions and make all determinations necessary to administer and implement the 2019 Plan, including selecting the employees, non-employee directors and consultants who will receive awards under the 2019 Plan and determining the terms and conditions of such awards.

As amended, a total of 779,315 shares will be authorized for issuance under the 2019 Plan, of which 2,961 shares remain available for issuance under the 2019 Plan and 502,961 shares remain available for future issuance under the 2019 Plan. If shares relating to an award are forfeited, terminated or canceled, the forfeited, terminated or canceled shares will be returned to the pool of available shares reserved for issuance under the 2019 Plan; however, shares will not be returned to the pool of available shares if such shares are (a) tendered in payment of a stock option, (b) delivered or withheld by the Company to satisfy any tax withholding obligations, or (c) covered by a stock-settled stock appreciation right or other award that were not issued upon the settlement of the award.

Eligibility to Receive Awards

The Compensation Committee will select the employees, officers, directors and consultants who will be granted awards under the 2019 Plan; however, non-employee directors are not eligible to receive awards of stock appreciation rights, performance shares or performance units under the 2019 Plan. The actual number of individuals who will receive an award under the 2019 Plan cannot be determined in advance because the Compensation Committee has the discretion to select the participants.

Share Awards

The Compensation Committee will be entitled to issue shares of Common Stock directly to employees, non-employee directors and consultants.

Stock Options

The Compensation Committee may grant stock options under the 2019 Plan that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or stock options that are not intended to so qualify, called non-qualified stock options. Incentive stock options may only be granted to employees of the Company. The Compensation Committee shall determine the type of option, the price and the term and vesting schedule of each stock option, but no incentive stock option will vest less than one year after the date of the grant or be exercisable more than ten years after the date of grant (or five years after the grant date in the case of an incentive stock option granted to a 10% Stockholder of the Company). The exercise price of each incentive stock option must not be less than 100% of the fair market value of our Common Stock on the grant date (110% in the case of an incentive stock option granted to a 10% Stockholder), except for certain options granted pursuant to an assumption or substitution of another option as permitted by the Code. The exercise price of each stock option granted under the 2019 Plan is payable in the form(s) specified by the Compensation Committee, and may be made in a single payment, in installments, or on a deferred basis, as prescribed by the Compensation Committee. The maximum aggregate value of incentive stock options exercisable by any one individual in any calendar year may not exceed $100,000, and any portion of options in excess of such limit will be treated as non-qualified options. No more than 100,000 shares may be issued in the aggregate pursuant to the exercise of incentive stock options.

Incentive stock options are not transferable except by will or the laws of descent and distribution. Non-qualified options may be transferred upon written approval of the Compensation Committee in its sole discretion. If an option holder’s service with the Company is terminated due to the holder’s death or disability, the option typically will remain exercisable (to the extent exercisable on the date of termination) until the earlier of 12 months following the termination or the expiration of the term of the option. The Compensation Committee may determine the terms and conditions under which an option may be exercised following an option holder’s termination of service with the Company for reasons other than death or disability.

Stock Appreciation Rights

Stock appreciation rights entitle employees or consultants to receive upon exercise an amount equal to the number of shares subject to the award multiplied by the excess of the fair market value of a share of Common Stock at the time of exercise over the grant price per share. A stock appreciation right may be granted by the Compensation Committee at any time, will become exercisable as determined by the Compensation Committee and must have an exercise price of at least 100% of the fair market value of a share of Common Stock on the grant date. Stock appreciation rights may be settled in cash, shares, other securities, other awards, other property, or any combination of the foregoing, as determined by the Compensation Committee. Vesting of stock appreciation rights typically ceases and unvested shares are typically forfeited upon termination of a grantee’s service with the Company, unless otherwise determined by the Compensation Committee.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units entitle the recipients to acquire or receive shares that are subject to such vesting, transferability, forfeiture, repurchase and other conditions as the Compensation Committee may determine.

Restricted stock and restricted stock units are subject to restrictions as determined by the Compensation Committee including, with respect to restricted stock, limitation on voting rights and the right to receive dividends, and other restrictions that lapse upon the achievement of goals such as completion of service or performance goals. The restricted shares or restricted stock units will be evidenced as determined by the Compensation Committee. Any stock certificates issued with respect to restricted shares will contain legends describing the restrictions on the stock. At the end of the restriction period, stock certificates without restrictive legends will be delivered or, if stock certificates with legends were previously issued with respect to restricted shares, the legends on these certificates will be removed. If a grantee’s service terminates for any reason during the restriction period, all shares of restricted stock or restricted stock units still subject to restriction will be forfeited, unless the Compensation Committee determines that it is in our best interest to waive the restrictions.

Performance Shares and Performance Units

Performance shares entitle our employees to acquire shares upon the attainment of specified performance goals. Performance units entitle our employees to receive cash, shares of stock or restricted stock or restricted stock units upon the attainment of specific performance goals. The Compensation Committee may determine in its discretion the specific performance goals applicable under each performance share or unit award, the periods during which performance is to be measured and all other limitations and conditions applicable to the award. Grantees will not have voting rights with respect to performance shares or shares underlying performance units during the performance period. Following the end of the performance period, if the performance goals have been met, payment of the earned performance shares or performance units will be made. The form of payment will be designated by the Compensation Committee and can include cash, shares, restricted shares, restricted stock units, or a combination of the foregoing.

Change in Control

In the event of a change in control (as defined in the 2019 Plan), all performance periods will be deemed to end on the date thereof and the Compensation Committee will determine the extent to which the performance goals have been met and cause partial awards to be paid out to the grantees thereof to the extent the performance goals are met. In the event of any grantee’s termination of service with the Company without “cause” or for “good reason” (each as defined in the 2019 Plan) within 12 months following a change in control: (i) all time-based awards held by such grantee will be immediately exercisable and vested in full and any restrictions on such awards shall expire immediately; and (ii) all performance goals or other vesting criteria under performance-based awards held by such grantee will be deemed achieved at 100% of target levels.

The Company’s obligations under the 2019 Plan will be binding on any successor entity resulting from the merger, consolidation, reorganization or sale of substantially all of the assets and business of the Company.

Amendment and Termination

At any time, the Board of Directors may amend the 2019 Plan, subject to Stockholder approval for certain amendments, including increasing the shares that may be awarded under the plan and expanding the persons who may participate in the plan. The Compensation Committee may amend any outstanding award in accordance with the 2019 Plan. The Board of Directors may suspend or terminate the 2019 Plan at any time; however, termination will not affect the participants’ rights with respect to awards previously granted to them, and unexpired awards will continue in full force until they lapse by their own terms. The 2019 Plan will terminate automatically on April 23, 2029, the tenth anniversary of the date it was approved by the Board of Directors.

New Plan Benefits

Future awards under the 2019 Plan, as amended, are granted at the discretion of the Compensation Committee, and therefore are not currently determinable.

Vote Required

The affirmative vote representing a majority of votes cast by holders of shares present, or represented by proxy, and entitled to vote thereon is required to approve Proposal 4. Abstentions and broker non-votes will not be counted as votes cast and, accordingly, will not have an effect on Proposal 4. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” APPROVAL OF THE AMENDMENT TO OUR 2019 EQUITY INCENTIVE PLAN.

ADDITIONAL INFORMATION

Other Matters to Come Before the Meeting

Our Board of Directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

Annual Report

The Annual Report to Stockholders covering the Company’s fiscal year ended December 31, 2019 is being mailed to Stockholders with this Proxy Statement. The Company’s annual report on Form 10-K under the Securities Exchange Act of 1934 for the year ended December 31, 2019, including the financial statements, schedules, and exhibits thereto, which the Company has filed with the SEC will be made available to beneficial owners of the Company’s securities without charge upon request by contacting Sherman Jung, 9725 Industrial Drive, Bridgeview, Illinois 60455.

Stockholder Proposals

Stockholders who intend to have a proposal considered for inclusion in the Company’s proxy materials for presentation at the 2021 Annual Meeting of Stockholders must submit the written proposal to the Company no later than December 30, 2020 addressed to the Corporate Secretary at the address set forth on the first page of this proxy statement. Stockholders who intend to present a proposal at the 2021 Annual Meeting of Stockholders without inclusion of such proposal in the Company’s proxy materials are required to provide notice of such proposal to the Company no later than March 15, 2021. We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Request to Return Proxies Promptly

A Proxy is enclosed for your use. Please mark, date, sign and return the Proxy at your earliest convenience or vote through the telephone or Internet procedures set forth on the Proxy. The Proxy requires no postage if mailed in the United States in the postage-paid envelope provided. A prompt return of your Proxy will be appreciated.

By Order of the Board of Directors,

/S/ SHERMAN JUNG
Bridgeview, Illinois

April 29, 2020

Appendix A

PROPOSED FIRST AMENDMENT TO THE

MANITEX INTERNATIONAL, INC.

2019 EQUITY INCENTIVE PLAN

THIS FIRST AMENDMENT (this “Amendment”) to the Manitex International, Inc. 2019 Equity Incentive Plan (the “Plan”) is made effective [_______], 2020, by Manitex International, Inc., a Michigan corporation (the “Company”).

INTRODUCTION

The Company previously adopted the Plan and reserved the right to amend the Plan pursuant to Section 7(a) thereof.  The Company now desires to amend the Plan to increase the number of shares of Company common stock authorized for issuance thereunder from 279,315 to 779,315, subject to the approval of the stockholders of the Company.

NOW, THEREFORE, subject to the approval of the Company’s stockholders at the 2020 Annual Meeting of the Company’s Stockholder, the Plan is amended by deleting the first full sentence of Section 4(a)(i) in its entirety and replacing it with the following:

“The number of shares with respect to which Awards may be granted under the Plan shall be 779,315 Shares, consisting of 279,315 Shares available for issuance under the Predecessor Plan as of the Effective Date and 500,000 additional Shares (collectively, the ‘Total Share Reserve’).”

Except as specifically amended hereby, the Plan shall remain in full force and effect as prior to this First Amendment.

IN WITNESS WHEREOF, the Company has executed this First Amendment effective as of the date first set forth above.

A-1

MANITEX INTERNATIONAL, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

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KEEP THIS PORTION FOR YOUR RECORDS

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR
the following:		☐	☐	☐
1.	Election of Directors
Nominees
01 Ronald M. Clark 02 Steve Filipov 03 Robert S. Gigliotti 04 Frederick B. Knox 05 David J. Langevin 06 Marvin B. Rosenberg 07 Ingo Schiller 08 Stephen J. Tober

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain
2.	Ratification of the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal 2020.							☐	☐	☐
3.	Advisory vote to approve the compensation of the Company’s named executive officers.							☐	☐	☐
4.	Approval of an amendment to the Manitex International, Inc. 2019 Equity Incentive Plan to increase the number of shares authorized for issuance under the plan by 500,000 shares							☐	☐	☐
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here. (see reverse for instructions)					Yes	No	☐
Please indicate if you plan to attend this meeting					☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)	Date

0000378805_1    R1.0.1.17

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

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MANITEX INTERNATIONAL, INC.

Annual Meeting of Stockholders

June 3, 2020 11:00 AM (Central Daylight Time)

This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) David J. Langevin and Steve Filipov, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of MANITEX INTERNATIONAL, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 11:00 AM (Central Daylight Time) on Wednesday, June 3, 2020, at  9725 Industrial Drive, Bridgeview, Illinois 60455, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. If any other matters properly come before the meeting, the shares represented by this proxy will be voted in accordance with the discretion of the persons designated as proxies.

      Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side